FIRST QUARTER 2009
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Dave Miller, Investor Relations
901-523-4162
dwmiller@firsthorizon.com

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in FHN’s most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
- Traditional banking services for consumers and business
- Activities include lending and deposit taking, investments, insurance, financial planning, trust services, asset management, cash management, and health savings accounts
- Primarily southeastern US footprint, with approximately 200 financial centers in Tennessee and nearby markets
- First Tennessee banking franchise and middle market lending are key businesses
- First Horizon Banks included for periods prior to divestiture
Capital Markets
- Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad
- Other capital markets products include:
- Equity research, portfolio advisory, derivatives, and loan trading
- Correspondent banking provides credit, depository, and other banking related services to other financial institutions
National Specialty Lending
- Wind-down portfolio that includes lending activities such as consumer lending and construction lending outside Regional Banking footprint
- Construction lending includes national home builder, one-time close, and commercial real estate portfolios
- In January 2008, FHN announced the discontinuation of national home builder and commercial real estate lending through its First Horizon Construction Lending offices
- Consumer lending consists mainly of national retail-originated home equity loans and lines
Mortgage Banking
- Primarily consists of first lien mortgage originations and servicing
- In a transaction that closed on August 31, 2008, First Horizon National Corp sold its mortgage servicing platform and origination offices outside Tennessee to MetLife Bank, N.A.
Corporate
- Includes executive management, enterprise-wide risk management, corporate finance, corporate communications, and legal functions
- Also includes funding function for the corporation and any impact from balance sheet positioning

PERFORMANCE HIGHLIGHTS

Summary of First Quarter 2009 Significant Items (in millions)

Segment	Item	Income Statement	Pre-Tax	Comments
National Specialty Lending	Repurchase Reserves	Noninterest income: Other	$(10.0)	Increase in repurchase reserves due to higher repurchase activity.

Mortgage Banking	Reinsurance Reserve	Noninterest expense: Other	$(14.3)	Increase in reserves for PMI reinsurance contracts due to increasing mortgage default expectations.

	Foreclosure Reserve	Noninterest expense: Other	$(12.3)	Increase in repurchase reserves due to higher repurchase activity.

	Foreclosure Reserve	Noninterest income: Mortgage Banking	$3.4	Adjustment of reserves due to expiration of contingency periods on prior loan sales.

Various	Life Insurance Reserve	Noninterest expense: Employee compensation, incentives and benefits	$(10.7)	Adjustment of liability for employee life insurance obligation. Allocated to all segments.

Corporate	Restructuring, Repositioning & Efficiency Initiatives	Noninterest expense: Various	$(3.6)	Expenses from severance and office closures. Detailed further on page 6.

	Restructuring, Repositioning & Efficiency Initiatives	Noninterest income: Mortgage Banking	$(1.1)	Servicing sale costs. Detailed further on page 6.

(First Quarter 2009 vs. Fourth Quarter 2008)

Asset Quality
-	Provision increased to $300.0 million in the first quarter compared to $280.0 million in fourth quarter 2008
-	Portfolio deterioration in first quarter 2009 due to declining economic conditions

-	Continuing commercial portfolio deterioration
-	C&I and Income CRE experiencing negative grade migration

-	Residential CRE seeing downward trend in provisioning as credits are further along in credit cycle
-	Experiencing increased delinquencies
-	Consumer portfolios experiencing continued stress
-	Consumer real estate seeing deterioration within Home Equity portfolio
-	Delinquency trends improving
-	OTC provisioning reflects recognition of higher inherent loss content
-	Permanent mortgage portfolio experiencing increased delinquencies
-	Net charge-offs were 397 annualized basis points of average loans driven by residential CRE, C&I, and home equity and OTC portfolios
-	Net charge-offs of $208.3 million in first quarter compared to $191.2 million in prior quarter

-	Charging off almost all impaired commercial loan balances down to most likely estimate of collateral value net of costs to sell
-	NPAs increased to 598 basis points from 538 basis points reflecting portfolio deterioration from current economic conditions
-	Total NPAs increased to $1.3 billion from $1.2 billion primarily from deterioration in the commercial portfolio
-	Allowance as a percentage of loans ratio increased to 457 basis points from 399 basis points in prior quarter
Capital
-	Continued quarterly dividend payable in common stock

-	Current ratios also continue to benefit from balance sheet contraction (estimated based on period end balances)
-	7.07% for tangible common equity to tangible assets
-	20 basis point negative impact from $868 million excess Fed balances
-	15.0% for Tier I
-	20.1% for Total Capital
-	CPP Preferred dividend of $15.0 million in first quarter
-	$11.0 million effect of cash dividend

-	$4.0 million of amortization to accrete initial discounted book value up to face value

PERFORMANCE HIGHLIGHTS (continued)

(First Quarter 2009 vs. Fourth Quarter 2008)

Regional Banking
-	Net interest margin decreased to 3.88% compared to 4.21% in fourth quarter
-	Reflects declining deposit spreads from the low interest rate environment.
-	Noninterest income declined to $76.3 million from $82.7 million
-	Seasonal decrease in fee income, primarily from deposit accounts
-	Provision expense decreased to $97.8 million from $105.8 million
-	Reflects continued deterioration in commercial loans
-	Noninterest expense increased to $173.7 million compared to $168.1 million in prior quarter
-	Primarily from higher personnel costs due to life insurance reserve adjustment
Capital Markets
-	Fixed income revenues were $197.0 million in first quarter compared to $156.5 million in prior quarter
-	Reflects the strength of an extensive distribution network combined with favorable market conditions
-	Other product revenues were $19.7 million in first quarter compared to $20.8 million in fourth quarter
-	Provision expense increased to $14.0 million from $8.1 million
-	Current stress in financial system continuing to impact correspondent banking and trust preferred loans
-	Increase in noninterest expense resulted from higher production levels
National Specialty Lending
-	Sequential decline in net interest income as loan portfolios continue to wind down
-	Net interest margin decreased to 1.81% compared to 1.84% in fourth quarter
-	Primarily results from an increase in nonaccrual loans
-	Provision for loan losses continues to reflect deterioration within national construction and consumer lending portfolios
-	Noninterest income decreased sequentially
-	Charge of $10.0 million recognized in first quarter for repurchase reserves
-	Increase in expected repurchase activity

-	$2.3 million charge recognized in fourth quarter
-	$2.7 million reduction in value of MSR in first quarter primarily due to interest rate changes
-	$5.1 million reduction in fourth quarter
-	Noninterest expense increased due to higher losses on foreclosed properties and higher compensation costs
Mortgage Banking
-	Increased origination income
-	Negative warehouse valuation adjustments recognized in fourth quarter were not required in first quarter
-	Warehouse valuation adjustments in first quarter were not significant
-	Tennessee origination income also increased significantly in first quarter due to refinancing activity

-	$3.4 million of reductions in reserves in first quarter due to expiration of contingencies associated with prior loan sales
-	Servicing hedging results positively impacted earnings by $84.7 million vs. $64.6 million in fourth quarter
-	Represents positive carry on swaps and effects of widening spreads between mortgage and swap rates
-	Servicing fees declined consistent with the decline in average MSR

-	Servicing runoff increased to $18.6 million for first quarter from $9.9 million in prior quarter due to increased refinancing activity

-	Other income increased over prior quarter
-	$6.5 million charge recognized in fourth quarter related to servicing fee guarantees on prior servicing sales
-	Net interest income decline consistent with the decrease in average interest-bearing servicing assets

-	Minimal provision in first quarter for permanent mortgage portfolio
-	$22.0 million of provision recognized in prior quarter
-	Noninterest expense increased to $47.6 million in first quarter compared to $39.6 million in prior quarter
-	First quarter includes $14.3 million of expense for PMI reinsurance liability due to increased mortgage default expectations
-	$16.5 million of expense for PMI reinsurance liability recognized in fourth quarter
-	Provisioning for foreclosure losses of $12.3 million in first quarter
-	Primarily driven by increased repurchase activity
-	Effect on foreclosure reserve partially offset by $3.4 million reserve adjustments recognized through origination income
-	$1.8 million of expense in fourth quarter
-	Fees associated with Tennessee mortgage operations increased consistent with associated origination volumes
Taxes
-	Approximate $8 million positive quarterly effect from permanent tax credits
Corporate Segment
-	Net charges of $4.7 million recognized for restructuring, repositioning and efficiency initiatives (detail on next page)
-	Primarily for severance, servicing sale costs and office closures

-	Prior quarter included $10.3 million of net charges for these initiatives

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Unaudited

By Income Statement Impact
(Thousands, rounded)	1Q09	4Q08	3Q08	2Q08	1Q08

Noninterest income
Mortgage banking	$(1,100)	$—	$(700)	$(9,300)	$(2,700)
Losses on divestitures	—	(100)	(17,500)	(400)	(1,000)
Noninterest expense
Employee compensation, incentives, and benefits	2,700	600	10,700	5,700	7,400
Legal and professional fees	100	300	(100)	1,100	3,100
Occupancy	—	(200)	3,900	3,400	1,000
Equipment rentals, depreciation, and maintenance	—	—	100	4,200	—
All other expense	800	9,500	1,100	1,900	6,100

Total loss before income taxes	$(4,700)	$(10,300)	$(33,900)	$(26,000)	$(21,300)

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Income Statement Highlights
Net interest income	$196,587	$204,948	$223,147	$238,895	$228,092	(4)%	(14)%
Noninterest income	407,871	336,672	305,383	400,018	383,130	21%	6%
Securities gains/(losses), net	(2)	1,346	(210)	(972)	65,946	NM	NM

Total revenue	604,456	542,966	528,320	637,941	677,168	11%	(11)%

Noninterest expense	417,328	345,449	399,399	462,999	434,216	21%	(4)%
Provision for loan losses	300,000	280,000	340,000	220,000	240,000	7%	25%

Income/(loss) before income taxes	(112,872)	(82,483)	(211,079)	(45,058)	2,952	(37)%	NM
Benefit for income taxes	(47,777)	(30,988)	(88,859)	(28,821)	(8,146)	(54)%	NM

Income/(loss) from continuing operations	(65,095)	(51,495)	(122,220)	(16,237)	11,098	(26)%	NM
Income from discontinued operations, net of tax	—	—	—	—	883	NM	NM

Net income/(loss)	(65,095)	(51,495)	(122,220)	(16,237)	11,981	(26)%	NM

Net income/(loss) attributable to noncontrolling interest (g)	2,750	4,236	2,875	2,844	4,061	(35)%	(32)%

Net income/(loss) attributable to controlling interest	(67,845)	(55,731)	(125,095)	(19,081)	7,920	(22)%	NM

Preferred stock dividends (h)	14,956	7,413	—	—	—	102%	NM
Income/(loss) available to common shareholders	$(82,801)	$(63,144)	$(125,095)	$(19,081)	$7,920	(31)%	NM

Common Stock Data
Diluted EPS from continuing operations (a)	$(0.39)	$(0.30)	$(0.59)	$(0.10)	$0.05	(30)%	NM
Diluted EPS (a)	(0.39)	(0.30)	(0.59)	(0.10)	0.06	(30)%	NM
Diluted shares (a)	210,413	210,346	210,345	184,992	136,496	*	54%
Period-end shares outstanding (a)	211,595	210,758	210,773	210,930	136,618	*	55%
Dividends declared per share (b)	NM (c)	NM (d)	NM (e)	$0.19 (f)	$0.19 (f)	NM	NM

Balance Sheet Highlights (Period End)
Total loans, net of unearned income	$20,572,477	$21,278,190	$21,601,898	$22,225,232	$21,932,020	(3)%	(6)%
Total loans held for sale-divestiture	—	—	—	—	207,672	NM	NM
Total deposits	14,910,055	14,241,814	13,778,235	15,093,947	16,188,542	5%	(8)%
Total deposits-divestiture	—	—	—	296,632	118,720	NM	NM
Total assets	31,208,024	31,021,980	32,804,376	35,549,961	37,267,945	1%	(16)%
Total assets-divestiture	—	—	—	395,628	216,431	NM	NM
Total liabilities	27,700,348	27,447,348	29,931,458	32,557,238	34,860,441	1%	(21)%
Total liabilities-divestiture	—	—	—	298,098	120,590	NM	NM
Total shareholders’ equity	3,507,676	3,574,632	2,879,724	2,992,723	2,407,504	(2)%	46%

Key Ratios & Other
Return on average assets	(0.87)%	(0.66)%	(1.46)%	(0.18)%	0.13%
Return on average common equity	(13.44)%	(9.30)%	(18.30)%	(3.02)%	1.47%
Net interest margin	2.89%	2.96%	3.01%	3.01%	2.81%
Efficiency ratio	69.0%	63.6%	75.6%	72.6%	64.1%
Book value per common share	$11.46	$11.85	$12.23	$12.79	$15.46
Tangible book value per common share	$10.35	$10.72	$11.09	$11.65	$13.67
FTE employees	6,033	6,095	6,195	9,386	9,711	(1)%	(38)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Shares restated for stock dividends paid through April 1, 2009.
(b)	First and second quarters 2008 dividend declared paid in cash.
(c)	Stock dividend rate of 2.6673% per share.
(d)	Stock dividend rate of 1.837% per share.
(e)	Stock dividend rate of 3.0615% per share.
(f)	Cash dividends per share restated for stock dividends paid through April 1, 2008.
(g)	Represents preferred dividends previously reported in NIOE. Currently reported as noncontrolling interest due to adoption of SFAS 160.
(h)	1Q 09 includes $4.0 million amortization of initial discounted book value of CPP preferred.

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Interest income	$270,093	$331,554	$383,243	$415,485	$476,443	(19)%	(43)%
Less interest expense	73,506	126,606	160,096	176,590	248,351	(42)%	(70)%

Net interest income	196,587	204,948	223,147	238,895	228,092	(4)%	(14)%
Provision for loan losses	300,000	280,000	340,000	220,000	240,000	7%	25%

Net interest income/(loss) after provision for loan losses	(103,413)	(75,052)	(116,853)	18,895	(11,908)	(38)%	(768)%

Noninterest income:
Capital markets	214,224	174,671	95,954	122,338	131,457	23%	63%
Deposit transactions and cash management	39,032	43,882	45,802	46,797	42,553	(11)%	(8)%
Mortgage banking (a) (b)	115,749	80,087	106,817	172,418	158,712	45%	(27)%
Trust services and investment management	6,820	7,675	8,154	8,883	9,109	(11)%	(25)%
Insurance commissions	6,918	6,806	7,332	6,822	8,144	2%	(15)%
Revenue from loan sales and securitizations	969	(782)	3,238	(6,984)	(4,097)	224%	124%
Securities gains/(losses), net	(2)	1,346	(210)	(972)	65,946	NM	NM
Gains/(losses) on divestitures	—	(106)	(17,489)	(429)	(995)	NM	NM
Other (c)	24,159	24,439	55,575	50,173	38,247	(1)%	(37)%

Total noninterest income	407,869	338,018	305,173	399,046	449,076	21%	(9)%

Adjusted gross income after provision for loan losses	304,456	262,966	188,320	417,941	437,168	16%	(30)%

Noninterest expense:
Employee compensation, incentives and benefits (b) (d)	248,511	180,871	215,498	277,078	287,470	37%	(14)%
Occupancy	16,050	19,149	27,210	30,018	28,591	(16)%	(44)%
Operations services	16,539	19,345	20,041	19,124	18,964	(15)%	(13)%
Equipment rentals, depreciation and maintenance	8,698	11,454	12,336	18,268	15,011	(24)%	(42)%
Legal and professional fees (b)	14,108	17,711	16,955	14,030	15,022	(20)%	(6)%
Communications and courier	7,204	7,754	9,628	11,477	11,004	(7)%	(35)%
Amortization of intangible assets	1,636	1,805	1,802	2,182	2,440	(9)%	NM
Other (b) (e) (f)	104,582	87,360	95,929	90,822	55,714	20%	88%

Total noninterest expense	417,328	345,449	399,399	462,999	434,216	21%	*

Income/(loss) before income taxes	(112,872)	(82,483)	(211,079)	(45,058)	2,952	(37)%	NM
Benefit for income taxes	(47,777)	(30,988)	(88,859)	(28,821)	(8,146)	(54)%	NM

Income/(loss) from continuing operations	$(65,095)	$(51,495)	$(122,220)	$(16,237)	11,098	(26)%	NM
Income from discontinued operations, net of tax	—	—	—	—	883	NM	NM

Net income/(loss)	$(65,095)	$(51,495)	$(122,220)	$(16,237)	$11,981	(26)%	NM
Net income/(loss) attributable to noncontrolling interest (g)	2,750	4,236	2,875	2,844	4,061	(35)%	(32)%

Net income/(loss) attributable to controlling interest	$(67,845)	$(55,731)	$(125,095)	$(19,081)	$7,920	(22)%	NM

Preferred stock dividends (h)	14,956	7,413	—	—	—	102%	NM
Net income/(loss) available to common shareholders	$(82,801)	$(63,144)	$(125,095)	$(19,081)	$7,920	(31)%	NM

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

1Q09 Key Impacts
(a)	Includes adjustment of reserves due to expiration of contingency periods on prior loan sales.
(b)	Includes a portion of net charges for $4.7 million, see Restructuring, Repositioning & Efficiency Initiatives page for further details.
(c)	Includes increase in National Specialty repurchase reserves.
(d)	Includes increase in reserves for employee life insurance obligation.
(e)	Includes increase in reinsurance reserves for PMI reinsurance contracts.
(f)	Includes increase in Mortgage Banking related repurchase reserves.
(g)	Represents preferred dividends previously reported in NIOE. Currently reported as noncontrolling interest due to adoption of SFAS 160.
(h)	1Q 09 includes $4.0 million amortization of initial discounted book value of CPP preferred.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Other Income
Brokerage management fees and commissions	$6,632	$7,307	$7,824	$8,690	$8,413	(9)%	(21)%
Bank owned life insurance	4,131	5,107	6,731	6,343	6,962	(19)%	(41)%
Bankcard income	4,896	5,226	5,587	5,728	5,540	(6)%	(12)%
Other service charges	3,521	3,002	3,043	3,189	3,396	17%	4%
Remittance processing	3,143	3,160	3,314	3,206	3,273	(1)%	(4)%
Reinsurance fees	2,796	2,624	2,830	3,320	3,145	7%	(11)%
ATM interchange fees	2,205	2,485	2,263	2,238	2,238	(11)%	(1)%
Deferred compensation	(2,743)	(12,531)	(5,145)	1,325	(6,550)	78%	58%
Letter of credit	1,360	1,322	1,603	1,274	1,458	3%	(7)%
Electronic banking fees	1,609	1,492	1,535	1,572	1,618	8%	(1)%
Check clearing fees	337	538	838	887	862	(37)%	(61)%
Federal flood certifications	—	—	863	1,259	1,523	NM	NM
Gain on repurchase of debt	60	2,331	18,919	12,596	—	(97)%	NM
Other (a)	(3,788)	2,376	5,370	(1,454)	6,369	NM	NM

Total	$24,159	$24,439	$55,575	$50,173	$38,247	(1)%	(37)%

Other Expense
Computer software	6,896	7,151	7,162	8,120	7,956	(4)%	(13)%
Advertising and public relations	5,820	7,366	9,142	7,179	9,327	(21)%	(38)%
Travel and entertainment	2,679	3,314	3,358	5,672	5,027	(19)%	(47)%
Low income housing expense	5,125	4,289	5,064	4,815	4,566	19%	12%
Contract employment (b)	10,161	11,569	9,033	7,359	5,584	(12)%	82%
Foreclosed real estate (d)	22,300	10,941	4,979	10,720	6,362	104%	251%
Supplies	304	2,053	2,725	2,942	3,020	(85)%	(90)%
Loan closing costs	5,139	3,129	10,314	11,718	13,060	64%	(61)%
Customer relations	2,288	1,897	2,727	2,544	1,707	21%	34%
Other insurance and taxes	2,928	2,850	1,394	2,381	2,121	3%	38%
Employee training and dues	1,439	1,771	1,485	1,632	1,398	(19)%	3%
Fed services fees	1,367	1,526	1,975	1,941	1,611	(10)%	(15)%
Complimentary check expense	1,123	1,065	1,259	1,154	1,298	5%	(13)%
Loan insurance expense	1,912	1,482	1,477	1,198	1,113	29%	72%
Bank examination costs	1,248	514	1,523	1,054	1,053	143%	19%
Deposit insurance premium	7,628	4,288	4,146	3,403	2,827	78%	170%
Other (b) (c)	26,225	22,155	28,166	16,990	(12,316)	18%	NM

Total	$104,582	$87,360	$95,929	$90,822	$55,714	20%	88%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation. 1Q09 Key Impacts
(a)	Includes increase in National Specialty repurchase reserves.
(b)	Includes a portion of net charges for $.8 million, see Restructuring, Repositioning & Efficiency Initiatives page for further details.
(c)	Includes increase in reinsurance reserves for PMI reinsurance contracts.
(d)	Includes increase in Mortgage Banking related repurchase reserves.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Assets
Investment securities	$3,016,013	$3,125,153	$2,840,739	$2,896,928	$3,034,798	(3)%	(1)%
Loans held for sale	643,518	566,654	718,029	2,554,030	3,616,018	14%	(82)%
Loans held for sale-divestiture (a)	—	—	—	—	207,672	NM	NM
Loans, net of unearned income	20,572,477	21,278,190	21,601,898	22,225,232	21,932,020	(3)%	(6)%
Federal funds sold and securities purchased under agreements to resell	515,858	772,357	921,295	1,166,982	898,615	(33)%	(43)%
Interest bearing cash (b)	1,174,442	207,792	37,546	39,829	46,382	465%	NM
Trading securities	933,316	945,766	1,561,024	1,473,815	1,553,053	(1)%	(40)%
Trading securities-divestiture (a)	—	—	—	89,239	—	NM	NM

Total earning assets	26,855,624	26,895,912	27,680,531	30,446,055	31,288,558	*	(14)%

Cash and due from banks	438,181	552,423	815,935	838,376	851,875	(21)%	(49)%
Capital markets receivables	1,502,033	1,178,932	1,651,547	994,571	1,680,057	27%	(11)%
Mortgage servicing rights, net	381,024	376,844	798,491	903,634	895,923	1%	(57)%
Mortgage servicing rights, net-divestiture (a)	—	—	—	235,761	—	NM	NM
Goodwill	192,408	192,408	192,408	192,408	192,408	*	*
Other intangible assets, net	43,446	45,081	46,887	48,615	52,017	(4)%	(16)%
Premises and equipment, net	330,299	333,931	336,078	344,410	382,488	(1)%	(14)%
Real estate acquired by foreclosure (c)	132,653	125,538	151,461	141,857	106,018	6%	25%
Allowance for loan losses	(940,932)	(849,210)	(760,456)	(575,149)	(483,203)	(11)%	(95)%
Other assets	2,273,288	2,170,121	1,891,494	1,908,795	2,293,045	5%	(1)%
Other assets-divestiture (a)	—	—	—	70,628	8,759	NM	NM

Total assets	$31,208,024	$31,021,980	$32,804,376	$35,549,961	$37,267,945	1%	(16)%

Liabilities and Shareholders’ Equity
Deposits
Savings	$4,396,213	$4,824,939	$4,350,832	$4,041,352	$4,217,215	(9)%	4%
Other interest-bearing deposits	1,868,902	1,783,362	1,638,731	1,880,678	1,986,556	5%	(6)%
Time deposits	2,152,837	2,294,644	2,510,344	2,468,521	2,648,339	(6)%	(19)%
Interest bearing deposits-divestiture (a)	—	—	—	—	99,370	NM	NM

Total interest-bearing core deposits	8,417,952	8,902,945	8,499,907	8,390,551	8,951,480	(5)%	(6)%
Noninterest-bearing deposits	4,908,175	3,956,633	3,808,239	4,453,332	4,995,696	24%	(2)%
Noninterest-bearing deposits-divestiture (a)	—	—	—	296,632	18,197	NM	NM

Total core deposits	13,326,127	12,859,578	12,308,146	13,140,515	13,965,373	4%	(5)%

Certificates of deposit $100,000 and more	1,583,928	1,382,236	1,470,089	1,953,432	2,222,016	15%	(29)%
Certificates of deposit $100,000 and more-divestiture (a)	—	—	—	—	1,153	NM	NM

Total deposits	14,910,055	14,241,814	13,778,235	15,093,947	16,188,542	5%	(8)%

Federal funds purchased and securities sold under agreements to repurchase	2,264,077	1,751,079	1,890,681	2,620,014	3,678,217	29%	(38)%
Federal funds purchased and securities sold under agreements to repurchase-divestiture (a)	—	—	—	—	11,572	NM	NM
Trading liabilities	288,029	359,502	380,896	464,225	531,259	(20)%	(46)%
Other short term borrowings and commercial paper (d)	3,827,278	4,279,689	6,149,073	5,998,810	4,753,582	(11)%	(19)%
Term borrowings	3,353,464	4,022,297	4,545,791	5,783,407	6,060,795	(17)%	(45)%
Other collateralized borrowings	736,172	745,363	749,797	767,010	809,273	(1)%	(9)%

Total long-term debt	4,089,636	4,767,660	5,295,588	6,550,417	6,870,068	(14)%	(40)%

Capital markets payables	1,383,447	1,115,428	1,645,118	868,883	1,688,870	24%	(18)%
Other liabilities	937,826	932,176	785,061	959,476	1,136,461	1%	(17)%
Other liabilities-divestiture (a)	—	—	—	1,466	1,870	NM	NM

Total liabilities	27,700,348	27,447,348	29,924,652	32,557,238	34,860,441	1%	(21)%

Shareholders’ Equity
Preferred stock capital surplus — (CPP)	786,582	782,680	—	—	—	*	NM
Common stock	132,247	128,302	125,996	122,345	79,242	3%	67%
Capital surplus	1,087,252	1,048,602	1,016,498	980,428	362,823	4%	200%
Capital surplus common stock warrant — (CPP)	83,860	83,860	—	—	—	*	NM
Undivided profits	1,265,073	1,387,854	1,489,990	1,646,272	1,704,559	(9)%	(26)%
Accumulated other comprehensive loss, net	(142,503)	(151,831)	(48,037)	(51,599)	(34,397)	6%	(314)%
Noncontrolling interest	295,165	295,165	295,277	295,277	295,277	*	*

Total shareholders’ equity	3,507,676	3,574,632	2,879,724	2,992,723	2,407,504	(2)%	46%

Total liabilities and shareholders’ equity	$31,208,024	$31,021,980	$32,804,376	$35,549,961	$37,267,945	1%	(16)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Second quarter 2008 associated with the sale of certain mortgage operations, prior periods associated with the sale of First Horizon Bank branches.

(b)	Includes excess balances held at Fed.

(c)	First quarter 2009 includes $13.6 million of foreclosed assets related to government insured mortgages.

(d)	First quarter 2009 includes $3.5 billion of FRB Term Auction Facility borrowings.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Average Loans (Net)
Commercial
Commercial, financial and industrial	$7,781,708	$7,516,557	$7,530,724	$7,212,907	$7,121,890	4%	9%
Real estate commercial (a)	1,492,906	1,479,582	1,497,773	1,401,267	1,347,377	1%	11%
Real estate construction (b)	1,689,863	1,917,647	2,162,817	2,481,680	2,713,253	(12)%	(38)%

Total commercial loans	10,964,477	10,913,786	11,191,314	11,095,854	11,182,520	*	(2)%

Retail
Real estate residential (c)	8,095,128	8,172,174	8,166,295	7,878,845	7,774,415	(1)%	4%
Real estate construction (d)	880,537	1,087,752	1,350,092	1,666,007	1,909,061	(19)%	(54)%
Other retail	135,537	137,185	138,848	138,242	141,961	(1)%	(5)%
Credit card receivables	184,244	190,189	193,517	193,850	195,081	(3)%	(6)%
Real estate loans pledged against other collateralized borrowings (e)	709,144	716,925	721,760	735,828	755,071	(1)%	(6)%

Total retail loans	10,004,590	10,304,225	10,570,512	10,612,772	10,775,589	(3)%	(7)%

Total loans, net of unearned income	$20,969,067	$21,218,011	$21,761,826	$21,708,626	$21,958,109	(1)%	(5)%

Period-End Loans (Net)
Commercial
Commercial, financial and industrial	$7,716,733	$7,863,727	$7,642,684	$7,717,110	$7,238,630	(2)%	7%
Real estate commercial (a)	1,501,964	1,454,040	1,492,323	1,463,726	1,345,526	3%	12%
Real estate construction (b)	1,550,158	1,778,140	2,020,455	2,271,533	2,602,968	(13)%	(40)%

Total commercial loans	10,768,855	11,095,907	11,155,462	11,452,369	11,187,124	(3)%	(4)%

Retail
Real estate residential (c)	8,016,018	8,161,435	8,192,926	8,196,622	7,858,109	(2)%	2%
Real estate construction (d)	772,982	980,798	1,201,911	1,513,845	1,814,863	(21)%	(57)%
Other retail	132,452	135,779	139,441	138,970	138,253	(2)%	(4)%
Credit card receivables	180,282	189,554	194,966	195,703	191,119	(5)%	(6)%
Real estate loans pledged against other collateralized borrowings (e)	701,888	714,717	717,192	727,723	742,552	(2)%	(5)%

Total retail loans	9,803,622	10,182,283	10,446,436	10,772,863	10,744,896	(4)%	(9)%

Total loans, net of unearned income	$20,572,477	$21,278,190	$21,601,898	$22,225,232	$21,932,020	(3)%	(6)%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes nonconstruction income property loans.

(b)	Includes home builder, condominium, and income property construction loans.

(c)	Includes home equity loans, home equity lines of credit and permanent mortgages.

(d)	Includes one-time close product.

(e)	Includes on balance sheet securitizations of home equity loans.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	$20,969,067	$21,218,011	$21,761,826	$21,708,626	$21,958,109	(1)%	(5)%
Loans held for sale	626,679	650,844	1,950,831	3,606,621	3,728,008	(4)%	(83)%
Loans held for sale-divestiture (b)	—	—	—	195,175	248,751	NM	NM
Investment securities:
U.S. Treasuries	48,593	48,415	47,843	47,123	43,305	*	12%
U.S. government agencies	2,685,774	2,576,587	2,524,895	2,649,651	2,725,948	4%	(1)%
States and municipalities	63,425	75,084	31,682	31,347	12,847	(16)%	394%
Other	292,151	282,639	268,939	257,907	232,472	3%	26%

Total investment securities	3,089,943	2,982,725	2,873,359	2,986,028	3,014,572	4%	3%

Capital markets securities inventory	1,117,165	1,135,270	1,355,501	1,630,501	1,961,964	(2)%	(43)%
Mortgage banking trading securities	171,978	242,930	304,278	387,469	405,579	(29)%	(58)%
Mortgage banking trading securities-divestiture (b)	—	—	62,131	981	—	NM	NM
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	806,704	911,387	1,213,510	1,275,548	1,304,707	(11)%	(38)%
Interest bearing cash (c)	656,841	546,732	39,666	36,573	46,093	20%	NM

Total other earning assets	1,463,545	1,458,119	1,253,176	1,312,121	1,350,800	*	8%

Total earning assets	27,438,377	27,687,899	29,561,102	31,827,522	32,667,783	(1)%	(16)%

Allowance for loan losses	(889,630)	(741,076)	(619,977)	(529,124)	(359,600)	20%	147%
Cash and due from banks	482,260	495,500	638,467	697,013	786,693	(3)%	(39)%
Capital markets receivables	269,417	432,614	196,285	251,667	297,908	(38)%	(10)%
Premises and equipment, net	332,241	334,642	339,575	373,403	390,291	(1)%	(15)%
Other assets	2,834,546	2,839,665	3,219,952	3,517,017	3,367,729	*	(16)%
Other assets-divestiture (b)	—	—	46,091	8,603	11,581	NM	NM

Total assets	$30,467,211	$31,049,244	$33,381,495	$36,146,101	$37,162,385	(2)%	(18)%

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest bearing deposits-divestiture (b)	$—	$—	$—	$30,695	$127,352	NM	NM
Other interest-bearing deposits	1,792,241	1,615,764	1,724,504	1,911,341	1,922,506	11%	(7)%
Savings	4,629,345	4,741,073	4,002,907	4,180,739	4,134,308	(2)%	12%
Time deposits	2,216,411	2,461,921	2,422,189	2,530,300	2,763,335	(10)%	(20)%

Total interest-bearing core deposits	8,637,997	8,818,758	8,149,600	8,653,075	8,947,501	(2)%	(3)%
Certificates of deposit $100,000 and more	1,507,482	1,491,297	1,839,651	2,022,972	2,696,781	1%	(44)%
Certificates of deposit $100,000 and more-divestiture (b)	—	—	—	279	4,770	NM	NM

Federal funds purchased and securities sold under agreements to repurchase	2,266,424	2,021,033	2,593,485	3,810,955	5,236,736	12%	(57)%
Federal funds purchased and securities sold under agreements to repurchase-divestiture (b)	—	—	—	3,102	16,171	NM	NM
Capital markets trading liabilities	575,446	488,102	708,875	768,565	846,369	18%	(32)%
Other short-term borrowings and commercial paper (d)	4,212,480	5,096,108	6,083,691	5,513,454	3,850,704	(17)%	9%
Long term debt:
Term borrowings	3,534,657	4,266,510	5,193,319	5,886,694	6,013,433	(17)%	(41)%
Other collateralized borrowings	742,491	747,824	756,999	792,388	790,811	(1)%	(6)%

Total long-term debt	4,277,148	5,014,334	5,950,318	6,679,082	6,804,244	(15)%	(37)%

Total interest-bearing liabilities	21,476,977	22,929,632	25,325,620	27,451,484	28,403,276	(6)%	(24)%

Noninterest-bearing deposits	4,388,807	3,652,161	4,031,157	4,619,333	4,743,479	20%	(7)%
Other noninterest-bearing deposits-divestiture (b)	—	—	3,038	8,902	21,327	NM	NM
Capital markets payables	198,358	374,368	178,289	232,282	292,846	(47)%	(32)%
Other liabilities	823,929	692,759	827,244	995,931	1,234,695	19%	(33)%
Other liabilities-divestiture (b)	—	—	1,397	1,022	2,335	NM	NM
Shareholders’ equity	3,579,140	3,400,324	3,014,750	2,837,147	2,464,427	5%	45%

Total liabilities and shareholders’ equity	$30,467,211	$31,049,244	$33,381,495	$36,146,101	$37,162,385	(2)%	(18)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans on nonaccrual status.

(b)	Third and second quarters 2008 associated with the sale of certain mortgage operations, prior periods associated with the sale of First Horizon Bank branches.

(c)	Includes excess balances held at Fed.

(d)	In first quarter 2009, FRB Term Auction Facility borrowings averaged $3.1 billion and FHLB borrowings averaged $.8 billion.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME & EXPENSE Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	$205,825	$254,946	$281,777	$285,539	$331,803	(19)%	(38)%
Loans held for sale	7,732	9,821	29,078	54,217	58,438	(21)%	(87)%
Investment securities:
U.S. Treasuries	223	233	250	249	340	(4)%	(34)%
U.S. government agencies	37,331	36,565	34,886	36,573	37,954	2%	(2)%
States and municipalities	371	944	372	324	220	(61)%	69%
Other	2,258	6,080	3,336	2,159	2,290	(63)%	(1)%

Total investment securities	40,183	43,822	38,844	39,305	40,804	(8)%	(2)%

Capital markets securities inventory	10,198	12,790	15,898	18,131	22,652	(20)%	(55)%
Mortgage banking trading securities	5,500	8,253	11,781	12,120	13,363	(33)%	(59)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	505	1,493	5,944	6,266	9,341	(66)%	(95)%
Interest bearing cash	360	850	253	189	357	(58)%	1%

Total other earning assets	865	2,343	6,197	6,455	9,698	(63)%	(91)%

Total earning assets/interest income	$270,303	$331,975	$383,575	$415,767	$476,758	(19)%	(43)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$1,068	$1,552	$2,849	$3,556	$5,906	(31)%	(82)%
Savings	15,404	18,666	17,005	18,362	25,888	(17)%	(40)%
Time deposits	18,243	21,739	22,443	25,540	31,502	(16)%	(42)%

Total interest-bearing core deposits	34,715	41,957	42,297	47,458	63,296	(17)%	(45)%
Certificates of deposit $100,000 and more	9,459	12,680	15,184	17,361	31,069	(25)%	(70)%

Federal funds purchased and securities sold under agreements to repurchase	1,169	2,738	10,696	17,834	38,521	(57)%	(97)%
Capital markets trading liabilities	5,468	5,876	8,304	9,400	9,615	(7)%	(43)%
Other short-term borrowings and commercial paper	3,094	20,164	36,496	31,591	31,527	(85)%	(90)%
Long term debt:
Term borrowings	18,085	38,062	41,598	47,129	66,303	(52)%	(73)%
Other collateralized borrowings	1,515	5,129	5,521	5,817	8,020	(70)%	(81)%

Total long-term debt	19,600	43,191	47,119	52,946	74,323	(55)%	(74)%

Total interest-bearing liabilities/interest expense	$73,505	$126,606	$160,096	$176,590	$248,351	(42)%	(70)%

Net interest income-tax equivalent basis	$196,798	$205,369	$223,479	$239,177	$228,407	(4)%	(14)%
Fully taxable equivalent adjustment	(211)	(421)	(332)	(282)	(315)	50%	33%

Net interest income	$196,587	$204,948	$223,147	$238,895	$228,092	(4)%	(14)%

NM — Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.

(a) Includes loans on nonaccrual status.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS & RATES Quarterly, Unaudited

(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	3.97%	4.78%	5.16%	5.29%	6.07%
Loans held for sale	4.94	6.04	5.96	5.70	5.88
Investment securities:
U.S. Treasuries	1.86	1.92	2.08	2.13	3.15
U.S. government agencies	5.56	5.68	5.53	5.52	5.57
States and municipalities	2.34	5.03	4.70	4.14	6.87
Other	3.09	8.60	4.96	3.35	3.94

Total investment securities	5.20	5.88	5.41	5.27	5.41

Capital markets securities inventory	3.65	4.51	4.69	4.45	4.62
Mortgage banking trading securities	12.79	13.59	12.86	12.48	13.18
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	.25	.65	1.95	1.98	2.88
Interest bearing cash	.22	.62	2.54	2.08	3.11

Total other earning assets	.24	.64	1.97	1.98	2.89

Total earning assets/interest income	3.98%	4.78%	5.17%	5.24%	5.86%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	.24%	.38%	.66%	.74%	1.19%
Savings	1.35	1.57	1.69	1.76	2.50
Time deposits	3.34	3.51	3.69	4.06	4.55

Total interest-bearing core deposits	1.63	1.89	2.06	2.21	2.85
Certificates of deposit $100,000 and more	2.54	3.38	3.28	3.45	4.63

Federal funds purchased and securities sold under agreements to repurchase	.21	.54	1.64	1.88	2.95
Capital markets trading liabilities	3.85	4.79	4.66	4.92	4.57
Other short-term borrowings and commercial paper	.30	1.57	2.39	2.30	3.29
Long term debt:
Term borrowings	2.05	3.57	3.21	3.20	4.41
Other collateralized borrowings	.82	2.74	2.92	2.94	4.06

Total long-term debt	1.83	3.45	3.17	3.17	4.37

Total interest-bearing liabilities/interest expense	1.38%	2.20%	2.52%	2.58%	3.51%

Net interest spread	2.60%	2.58%	2.65%	2.66%	2.35%
Effect of interest-free sources used to fund earning assets	.29	.38	.36	.35	.46

Net interest margin	2.89%	2.96%	3.01%	3.01%	2.81%

Certain previously reported amounts have been reclassified to agree with current presentation.
Yields are adjusted to a fully taxable equivalent.

Earning assets yields are expressed net of unearned income.

Rates are expressed net of unamortized debenture cost for long-term debt.

Net interest margin is computed using total net interest income.

(a)  Includes loans on nonaccrual status.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

First Liens
Fair value beginning balance	$354,394	$770,635	$1,111,204	$865,855	$1,122,415	(54)%	(68)%
Addition of mortgage servicing rights	189	1,073	61,501	100,305	78,871
Reductions due to loan payments	(17,480)	(10,771)	(22,179)	(38,598)	(37,448)
Reductions due to sale	—	(52,006)	(317,640)	(72,271)	(43,842)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	26,740	(354,558)	(63,061)	255,890	(254,076)
Other changes in fair value	(2,500)	21	810	23	(65)

Fair value ending balance	$361,343	$354,394	$770,635	$1,111,204	$865,855	2%	(58)%

Second Liens
Fair value beginning balance	$13,558	$17,513	$18,138	$20,126	$25,832	(23)%	(48)%
Addition of mortgage servicing rights	—	—	—	—	—
Reductions due to loan payments	(2,524)	(1,517)	(614)	(1,737)	(2,617)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(5)	(2,438)	(14)	(254)	(3,089)
Other changes in fair value	—	—	3	3	—

Fair value ending balance	$11,029	$13,558	$17,513	$18,138	$20,126	(19)%	(45)%

HELOC
Fair value beginning balance	$8,892	$10,343	$10,053	$9,942	$11,573	(14)%	(23)%
Addition of mortgage servicing rights	11	43	43	215	887
Reductions due to loan payments	(419)	(432)	(483)	(491)	(707)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	—	(1,401)	—	(230)	(1,935)
Other changes in fair value	168	339	730	617	124

Fair value ending balance	$8,652	$8,892	$10,343	$10,053	$9,942	(3)%	(13)%

Total Consolidated
Fair value beginning balance	$376,844	$798,491	$1,139,395	$895,923	$1,159,820	(53)%	(68)%
Addition of mortgage servicing rights	200	1,116	61,544	100,520	79,758
Reductions due to loan payments	(20,423)	(12,720)	(23,276)	(40,826)	(40,772)
Reductions due to sale	—	(52,006)	(317,640)	(72,271)	(43,842)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	26,735	(358,397)	(63,075)	255,406	(259,100)
Other changes in fair value	(2,332)	360	1,543	643	59

Fair value ending balance	$381,024	$376,844	$798,491	$1,139,395	$895,923	1%	(57)%

Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Regional Banking
Total revenues (a)	$182,259	$199,884	$210,193	$212,837	$207,687	(9)%	(12)%
Provision for loan losses	97,826	105,825	58,200	89,477	75,265	(8)%	30%
Noninterest expenses	173,725	168,130	157,652	149,048	151,154	3%	15%

Pre-tax loss	(89,292)	(74,071)	(5,659)	(25,688)	(18,732)	(21)%	(377)%
Benefit for income taxes	(38,930)	(29,247)	(12,705)	(20,690)	(15,409)	(33)%	(153)%

Net income/(loss) from continuing operations	(50,362)	(44,824)	7,046	(4,998)	(3,323)	(12)%	NM
Income from discontinued operations, net of tax	—	—	—	—	883	NM	NM

Net income/(loss)	$(50,362)	$(44,824)	$7,046	$(4,998)	$(2,440)	(12)%	NM

National Specialty Lending
Total revenues (a)	$26,691	$36,212	$49,304	$38,867	$54,773	(26)%	(51)%
Provision for loan losses	188,573	144,049	240,471	108,000	149,482	31%	26%
Noninterest expenses	30,588	24,094	25,183	28,072	26,495	27%	15%

Pre-tax loss	(192,470)	(131,931)	(216,350)	(97,205)	(121,204)	(46)%	(59)%
Benefit for income taxes	(72,523)	(49,712)	(80,144)	(34,106)	(46,964)	(46)%	(54)%

Net loss	$(119,947)	$(82,219)	$(136,206)	$(63,099)	$(74,240)	(46)%	(62)%

Mortgage Banking
Total revenues (a)	$130,475	$94,933	$137,865	$222,289	$198,059	37%	(34)%
Provision for loan losses	(408)	22,018	2,878	4,001	222	(102)%	NM
Noninterest expenses	47,627	39,640	92,925	153,728	149,587	20%	(68)%

Pre-tax income	83,256	33,275	42,062	64,560	48,250	150%	73%
Provision for income taxes	31,371	12,124	15,255	21,399	17,472	159%	80%

Net income	$51,885	$21,151	$26,807	$43,161	$30,778	145%	69%

Capital Markets
Total revenues (a)	$240,097	$197,445	$117,555	$143,221	$153,688	22%	56%
Provision for loan losses	14,009	8,108	38,451	18,522	15,031	73%	(7)%
Noninterest expenses	151,830	115,454	87,334	100,265	115,812	32%	31%

Pre-tax income/(loss)	74,258	73,883	(8,230)	24,434	22,845	1%	225%
Provision/(benefit) for income taxes	27,911	27,713	(3,237)	9,098	8,446	1%	230%

Net income/(loss)	$46,347	$46,170	$(4,993)	$15,336	$14,399	*	222%

Corporate
Total revenues (a)	$24,934	$14,492	$13,403	$20,727	$62,961	72%	(60)%
Noninterest expenses	13,558	(1,869)	36,305	31,886	(8,832)	NM	NM

Pre-tax income/(loss)	11,376	16,361	(22,902)	(11,159)	71,793	(30)%	(84)%
Provision/(benefit) for income taxes	4,394	8,134	(8,028)	(4,522)	28,309	(46)%	(84)%

Net income/(loss)	$6,982	$8,227	$(14,874)	$(6,637)	$43,484	(15)%	(84)%

Total Consolidated
Total revenues (a)	$604,456	$542,966	$528,320	$637,941	$677,168	11%	(11)%
Provision for loan losses	300,000	280,000	340,000	220,000	240,000	7%	25%
Noninterest expenses	417,328	345,449	399,399	462,999	434,216	21%	(4)%

Pre-tax income/(loss)	(112,872)	(82,483)	(211,079)	(45,058)	2,952	(37)%	NM
Benefit for income taxes	(47,777)	(30,988)	(88,859)	(28,821)	(8,146)	(54)%	NM

Net income/(loss) from continuing operations	(65,095)	(51,495)	(122,220)	(16,237)	11,098	(26)%	NM
Income from discontinued operations, net of tax	—	—	—	—	883	NM	NM

Net income/(loss)	$(65,095)	$(51,495)	$(122,220)	$(16,237)	$11,981	(26)%	NM

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes noninterest income and net interest income.

REGIONAL BANKING Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Income Statement
Net interest income	$105,969	$117,163	$122,162	$120,153	$120,483	(10)%	(12)%
Noninterest income	76,290	82,721	88,031	92,684	87,204	(8)%	(13)%
Securities gains/(losses), net	—	—	—	—	—	NM	NM

Total revenue	182,259	199,884	210,193	212,837	207,687	(9)%	(12)%

Total noninterest expense	173,725	168,130	157,652	149,048	151,154	3%	15%
Provision	97,826	105,825	58,200	89,477	75,265	(8)%	30%

Pretax income/(loss)	$(89,292)	$(74,071)	$(5,659)	$(25,688)	$(18,732)	(21)%	(377)%

Efficiency ratio	95.32%	84.11%	75.00%	70.03%	72.78%

Balance Sheet (millions)
Average loans	$10,887	$10,898	$10,915	$10,801	$10,705	*	2%
Other earning assets	203	163	65	242	339	25%	(40)%
Total earning assets	11,090	11,061	10,980	11,043	11,044	*	*
Core deposits	10,250	9,753	9,564	9,970	10,059	5%	2%
Other deposits	996	978	976	1,053	1,160	2%	(14)%
Deposits — divestiture	—	—	—	37	153	NM	NM
Total deposits	11,246	10,731	10,540	11,060	11,372	5%	(1)%
Total period end deposits	11,493	10,993	10,621	11,035	11,370	5%	1%
Total period end assets	$11,525	$12,001	$12,303	$12,228	$12,175	(4)%	(5)%

Net interest margin	3.88%	4.21%	4.43%	4.38%	4.39%	(8)%	(12)%

Noninterest Income Detail
Deposit transactions & cash mgmt	$37,438	$42,388	$44,470	$45,404	$41,230	(12)%	(9)%
Insurance commissions	6,966	7,027	7,160	7,033	7,854	(1)%	(11)%
Trust services & investment mgmt	6,840	7,697	8,192	8,915	9,147	(11)%	(25)%
Bankcard income	4,129	4,416	4,706	4,752	4,491	(6)%	(8)%
Other service charges	3,485	3,500	3,556	3,780	4,037	*	(14)%
Miscellaneous revenue	17,432	17,693	19,947	22,800	20,445	(1)%	(15)%

Total noninterest income	$76,290	$82,721	$88,031	$92,684	$87,204	(8)%	(13)%

Key Statistics
Locations
Financial Centers	202	202	200	198	206	*	(2)%
First Tennessee	202	202	200	198	197	*	3%
Full Service	168	169	166	163	161	(1)%	4%
Teller-Only	34	33	34	35	36	3%	(6)%
First Horizon Bank	—	—	—	—	9	NM	NM

Trust Assets
Total assets (millions)	$8,872	$9,606	$11,015	$11,291	$11,681	(8)%	(24)%
Total managed assets (millions)	4,467	4,664	5,089	5,373	5,641	(4)%	(21)%

NM — Not meaningful
*   Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Income Statement
Net interest income
Correspondent Banking	$14,144	$12,381	$11,908	$12,518	$12,963	14%	9%
Capital Markets	9,263	7,779	7,133	6,070	6,820	19%	36%
Total net interest income	23,407	20,160	19,041	18,588	19,783	16%	18%

Noninterest income:
Fixed income	197,005	156,522	80,104	105,002	152,208	26%	29%
Other	19,685	20,763	18,410	19,631	(18,303)	(5)%	NM
Total noninterest income	216,690	177,285	98,514	124,633	133,905	22%	62%

Total revenue	240,097	197,445	117,555	143,221	153,688	22%	56%

Noninterest expense	151,830	115,454	87,334	100,265	115,812	32%	31%

Provision	14,009	8,108	38,451	18,522	15,031	73%	(7)%

Pretax income/(loss)	$74,258	$73,883	$(8,230)	$24,434	$22,845	1%	225%

Efficiency ratio	63.24%	58.47%	74.29%	70.01%	75.36%

Balance Sheet (millions)
Trading inventory	$1,117	$1,135	$1,356	$1,631	$1,962	(2)%	(43)%
Average Loans (a)	1,962	1,720	1,759	1,491	1,465	14%	34%
Other earning assets	874	980	1,275	1,656	1,728	(11)%	(49)%
Total earning assets	3,953	3,835	4,390	4,778	5,155	3%	(23)%
Total period end assets	$5,219	$5,051	$5,960	$5,582	$6,142	3%	(15)%

Net interest margin:
Correspondent Banking	3.86%	3.47%	2.99%	3.09%	3.32%
Capital Markets	1.52%	1.28%	1.01%	.78%	.76%
Total Capital Markets	2.40%	2.09%	1.73%	1.56%	1.54%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes trust preferred warehouse loans moved from loans held for sale to loans held to maturity in 2Q08.

NATIONAL SPECIALTY LENDING Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Income Statement
Net interest income	$33,361	$36,773	$45,182	$53,465	$54,221	(9)%	(38)%
Noninterest income	(6,670)	(561)	4,122	(14,598)	552	NM	NM

Total revenue	26,691	36,212	49,304	38,867	54,773	(26)%	(51)%

Total noninterest expense	30,588	24,094	25,183	28,072	26,495	27%	15%
Provision	188,573	144,049	240,471	108,000	149,482	31%	26%

Pretax (loss)	$(192,470)	$(131,931)	$(216,350)	$(97,205)	$(121,204)	(46)%	(59)%

Efficiency ratio	114.60%	66.54%	51.08%	72.23%	48.37%

Balance Sheet (millions)
Average loans	$7,484	$7,922	$8,415	$8,966	$9,393	(6)%	(20)%
Other earning assets	9	9	8	17	21	*	(57)%
Total earning assets	7,493	7,931	8,423	8,983	9,414	(6)%	(20)%
Total deposits	134	140	181	240	291	(4)%	(54)%
Total period end deposits	131	126	156	208	260	4%	(50)%

Net interest margin	1.81%	1.84%	2.13%	2.39%	2.32%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE BANKING Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Income Statement
Net interest income	$7,563	$8,904	$22,045	$31,827	$30,045	NM	NM
Noninterest income
Net origination fees	14,454	(14,383)	19,828	134,095	84,056	NM	NM
Net servicing fees	101,202	99,402	80,603	42,614	69,344	NM	NM
Other fees	7,256	1,011	15,389	13,753	14,614	NM	NM

Total noninterest income	122,912	86,030	115,820	190,462	168,014	NM	NM

Total revenue	130,475	94,934	137,865	222,289	198,059	NM	NM

Noninterest expense	47,627	39,640	92,925	153,728	149,587	NM	NM
Provision	(408)	22,018	2,878	4,001	222	NM	NM

Pretax income	$83,256	$33,276	$42,062	$64,560	$48,250	NM	NM

Efficiency ratio	36.50%	41.76%	67.40%	69.16%	75.53%

Average Balance Sheet (millions)
Warehouse	$430	$489	$1,810	$3,182	$3,230	NM	NM
Trading securities	164	235	359	372	387	NM	NM
Mortgage servicing rights	396	633	1,003	974	1,020	NM	NM
Permanent Mortgages & other assets	1,571	1,347	1,658	1,687	1,467	NM	NM
Total assets	2,561	2,704	4,830	6,215	6,104	NM	NM
Escrow balances	1,165	725	989	1,516	1,691	NM	NM

Net interest margin	2.18%	2.31%	2.99%	3.16%	2.98%
Warehouse Spread	NM	NM	3.83%	3.14%	2.63%

Noninterest Expense Detail
Commissions & incentives	$—	$130	$18,415	$41,369	$45,956
FAS 91 cost deferral	57	492	1,097	1,789	764
Other salaries & benefits	(27)	(2,090)	22,011	39,228	35,700

Total salaries & benefits	30	(1,468)	41,523	82,386	82,420	NM	NM

Contract labor & outsourcing	7,247	7,381	5,207	3,654	2,781
Equipment & occupancy	945	3,448	8,882	13,513	14,895
Foreclosure provision	12,267	2,752	849	5,535	2,395
Other expenses	25,175	25,674	32,636	43,535	45,115

Total expenses before FAS 91 reclass	45,664	37,787	89,097	148,623	147,606	NM	NM

FAS 91 reclassification (a)	(73)	(517)	(3,064)	(4,520)	(3,962)
Total noninterest expense before segment allocations	45,591	37,270	86,033	144,103	143,644
Segment allocations	2,036	2,370	6,892	9,625	5,943

Total noninterest expense	$47,627	$39,640	$92,925	$153,728	$149,587	NM	NM

Origination Income
Origination fees	$26	$(55)	$22,995	$48,555	$54,636
FAS 91 fee deferral	57	496	937	1,381	—
Appraisal, final inspection, credit report fees	—	45	2,824	5,537	5,953

Total origination fees	$83	$486	$26,756	$55,473	$60,589	NM	NM

Total origination income	$14,454	$(14,383)	$19,828	$134,095	$84,056	NM	NM

Warehouse/Pipeline (millions)
Ending Warehouse Balance	$442	$408	$541	$2,433	$3,130	NM	NM

Production (millions)
First lien production	$408	$88	$3,107	$6,826	$7,510	NM	NM

NM — Not meaningful due to Mortgage sale in 3Q08

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	See Glossary of Terms.

MORTGAGE BANKING: SERVICING Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Servicing Income
Gross Service Fees	$40,120	$47,810	$57,326	$74,941	$88,891
Guarantee Fees	(6,884)	(7,626)	(11,073)	(16,762)	(18,791)
Sub-Service Fee Income	—	103	394	504	243
Lender Paid MI	—	5	(1,029)	(3)	(4)

Net Service Fees	33,236	40,292	45,618	58,680	70,339	(18)%	(53)%

Early Payoff Interest Expense	(3,716)	(1,562)	(1,733)	(4,477)	(5,446)
Ancillary Fees	5,511	5,949	5,994	8,991	9,214

Total Service Fees	35,031	44,679	49,879	63,194	74,107	(22)%	(53)%

Change in MSR Value — Runoff	(18,559)	(9,899)	(20,091)	(37,079)	(37,449)	(87)%	50%

Net hedging results:
Change in MSR Value — Other than Runoff	27,282	(327,310)	(39,180)	237,816	(255,485)
MSR Hedge Gains/(Losses)	25,112	385,354	91,804	(219,454)	280,935
Change in Trading Asset Value	18,339	(99,354)	(11,198)	83,543	(74,136)
Trading Asset Hedge Gains/(Losses)	(13,997)	108,742	21,505	(78,832)	86,322
Option Expense on Servicing Hedges	—	(2,811)	(12,116)	(6,574)	(4,950)

Total net hedging results	84,730	64,621	50,815	16,499	32,686	31%	159%

Total Servicing Income	$101,202	$99,401	$80,603	$42,614	$69,344	2%	46%

Key Servicing Metrics (millions)
Beginning Servicing Portfolio	$63,661	$65,346	$98,385	$99,022	$103,709
Additions to portfolio	306	(83)	3,107	6,991	7,650
Prepayments	(3,492)	(1,146)	(1,350)	(2,811)	(4,144)
Amortization	(342)	(420)	(550)	(672)	(675)
Service Release Sales	—	(31)	(117)	(76)	(69)
Bulk Sale	—	(5)	(34,129)	(4,069)	(7,449)
Ending Servicing Portfolio (Owned)	$60,133	$63,661	$65,346	$98,385	$99,022	(6)%	(39)%

Avg. Servicing Portfolio (Owned)	$61,870	$64,550	$81,130	$95,124	$103,794	(4)%	(40)%
Average Loans Serviced (#)	338,799	351,157	450,651	547,828	618,505	(4)%	(45)%

Portfolio Product Mix (Average)
GNMA	3%	4%	5%	10%	8%
FNMA/FHLMC	51%	58%	64%	63%	64%
Private	45%	37%	30%	24%	25%

Sub-Total	99%	99%	99%	97%	97%
Warehouse	1%	1%	1%	3%	3%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net Service Fees — Annualized (bps)	21	25	22	25	27
Total Service Fees — Annualized (bps)	23	28	25	27	29

Ancillary Income per Loan (Annualized)	$65.07	$67.77	$53.20	$65.65	$59.59	(4)%	9%
Servicing Cost per Loan (Annualized)	$82.15	$79.80	$62.45	$61.22	$56.39	3%	46%

Average Servicing Asset (millions)	395	632	1,002	973	1,019
Servicing Book Value (bps)	64	98	124	102	98

90+ Delinquency Rate, excluding foreclosures	6.14%	3.47%	2.58%	2.08%	1.73%

Change in MSR Asset / Average Servicing Asset	(51)%	(105)%	(13)%	8%	5%
Run-Off Rate — Annualized	23%	10%	10%	14%	18%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CORPORATE Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Income Statement
Net interest income/(expense)	$26,813	$22,502	$15,083	$15,005	$3,681	19%	628%
Net interest expense from deferred compensation	(526)	(554)	(366)	(143)	(121)	5%	(335)%

Total net interest income/(expense)	26,287	21,948	14,717	14,862	3,560	20%	638%

Noninterest income	1,392	3,729	4,041	5,512	5	(63)%	NM
Noninterest income from deferred compensation	(2,743)	(12,531)	(5,145)	1,325	(6,550)	78%	58%

Total noninterest income	(1,351)	(8,802)	(1,104)	6,837	(6,545)	85%	79%
Securities gains/(losses), net	(2)	1,346	(210)	(972)	65,946	NM	NM

Total revenue	24,934	14,492	13,403	20,727	62,961	72%	(60)%

Noninterest expense	16,453	12,734	43,760	30,066	(755)	29%	NM
Deferred compensation expense	(2,895)	(14,603)	(7,455)	1,820	(8,077)	80%	64%

Total noninterest expense	13,558	(1,869)	36,305	31,886	(8,832)	NM	NM

Pretax income/(loss)	$11,376	$16,361	$(22,902)	$(11,159)	$71,793	(30)%	(84)%

Average Balance Sheet (millions)
Total earning assets	3,489	3,329	2,835	2,974	3,001	5%	16%
Net interest margin	3.06%	2.62%	2.07%	2.01%	.48%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						1Q09 Change vs.
(Dollars in millions, except per share amounts)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Tier 1 Capital (a)	$3,709.6	$3,784.1	$2,934.0	$3,034.7	$2,443.9	(2)%	52%
Tier 2 Capital (a)	1,295.3	1,299.5	1,313.7	1,341.7	1,421.0	*	(9)%

Total Capital (a)	$5,004.9	$5,083.6	$4,247.7	$4,376.4	$3,864.9	(2)%	29%

Risk-Adjusted Assets (a)	$24,762.1	$25,185.4	$26,427.2	$28,884.7	$29,709.3	(2)%	(17)%

Tier 1 Ratio (a)	14.98%	15.03%	11.10%	10.51%	8.23%
Tier 2 Ratio (a)	5.23	5.15	4.97	4.64	4.78

Total Capital Ratio (a)	20.21%	20.18%	16.07%	15.15%	13.01%

Leverage Ratio (a)	12.22%	12.22%	8.84%	8.45%	6.62%
Shareholders’ Equity/Assets Ratio (b)	11.24	11.52	8.76	8.42	6.46
Tangible Common Equity/RWA (a)	8.61	8.80	8.78	8.45	6.17
Tangible Common Equity/Tangible Assets	7.07	7.34	7.18	6.96	5.04

Tangible Book Value (c)	$10.35	$10.72	$11.09	$11.65	$13.67
Book Value per Share (c)	11.46	11.85	12.23	12.79	15.46

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	Calculated on period-end balances.

(c)	Shares restated for stock dividends paid through April 1, 2009.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

						1Q09 Change vs.
(Thousands)	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Allowance for Loan Losses Walk-Forward
Beginning Reserve	$849,210	$760,456	$575,149	$483,203	$342,341	12%	148%
Provision	300,000	280,000	340,000	220,000	240,000	7%	25%
Divestitures/acquisitions/transfers	—	—	—	(382)	—	NM	NM
Charge-offs	(217,161)	(199,075)	(160,200)	(131,385)	(101,756)	9%	113%
Recoveries	8,883	7,829	5,507	3,713	2,618	13%	239%

Ending Balance	$940,932	$849,210	$760,456	$575,149	$483,203	11%	95%

Reserve for off-balance sheet commitments	19,511	18,752	19,109	22,303	11,786	4%	66%
Total allowance for loan losses plus reserve	$960,443	$867,962	$779,565	$597,452	$494,989	11%	94%

Allowance for Loan Losses
Regional Banking	$348,435	$311,399	$269,397	$240,507	$184,472	12%	89%
Capital Markets	72,001	63,554	63,654	42,745	24,338	13%	196%
National Specialty Lending	495,936	446,254	420,220	287,212	273,127	11%	82%
Mortgage Banking	24,560	28,003	7,185	4,685	1,266	(12)%	NM

Total allowance for loan losses	$940,932	$849,210	$760,456	$575,149	$483,203	11%	95%

Non-Performing Assets
Regional Banking
Nonperforming loans	$192,796	$163,933	$133,138	$115,264	$81,244	18%	137%
Foreclosed real estate	31,305	31,665	32,078	37,594	38,019	(1)%	(18)%

Total Regional Banking	224,101	195,598	165,216	152,858	119,263	15%	88%

Capital Markets
Nonperforming loans	40,383	27,339	27,284	41,527	13,030	48%	210%
Foreclosed real estate	641	600	600	600	600	7%	7%

Total Capital Markets	41,024	27,939	27,884	42,127	13,630	47%	201%

National Specialty Lending
Nonperforming loans	845,964	834,042	718,624	582,523	433,285	1%	95%
Foreclosed real estate	64,586	52,725	57,251	45,384	29,680	22%	118%

Total National Specialty Lending	910,550	886,767	775,875	627,907	462,965	3%	97%

Mortgage Banking
Nonperforming loans — including held for sale (a)	53,569	28,335	20,930	30,704	9,693	89%	453%
Foreclosed real estate	22,514	19,318	25,589	22,542	15,373	17%	46%

Total Mortgage Banking	76,083	47,653	46,519	53,246	25,066	60%	204%

Total nonperforming assets	$1,251,758	$1,157,957	$1,015,494	$876,138	$620,924	8%	102%

Net Charge-Offs
Regional Banking	$60,791	$63,822	$29,310	$33,337	$29,942	(5)%	103%
Capital Markets	5,563	8,207	17,543	114	4,215	(32)%	32%
National Specialty Lending	138,889	118,017	107,462	93,640	64,906	18%	114%
Mortgage Banking	3,035	1,200	378	581	75	153%	NM

Total net charge-offs	$208,278	$191,246	$154,693	$127,672	$99,138	9%	110%

Consolidated Key Ratios (b)
NPL %	5.44%	4.91%	4.12%	3.42%	2.41%
NPA %	5.98	5.38	4.63	3.88	2.78
Net charge-offs %	3.97	3.61	2.84	2.35	1.81
Allowance / Loans	4.57	3.99	3.52	2.59	2.20
Allowance to loans excluding insured loans	4.69	4.11	3.63	2.68	2.26
Allowance / NPL	.84x	.81x	.85x	.76x	.92x
Allowance / NPA	.76x	.74x	.76x	.66x	.79x
Allowance / Charge-offs	1.13x	1.11x	1.23x	1.13x	1.22x

Other
Loans past due 90 days or more (c)(e)	$250,801	$133,067	$119,588	$157,277	$300,185	88%	(16)%
Guaranteed portion (c)	40,205	42,478	50,419	64,696	223,572	(5)%	(82)%
Foreclosed real estate from GNMA loans	13,607	21,230	35,943	35,737	22,346	(36)%	(39)%

Period-end loans, net of unearned income (millions)	$20,572	$21,278	$21,602	$22,225	$21,932	(3)%	(6)%
Insured loans (millions)	528	591	652	739	809	(11)%	(35)%

Total loans excluding insured loans (millions)	$20,044	$20,687	$20,950	$21,486	$21,123	(3)%	(5)%

Off-balance sheet commitments (millions) (d)	$6,077	$6,442	$6,746	$6,444	$6,826	(6)%	(11)%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM — Not meaningful

*	Amount is less than one percent

(a)	1Q 2009 includes $39,057 of loans held-to-maturity.

(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(c)	Includes loans held for sale.

(d)	Amount of off-balance sheet commitments for which a reserve has been provided.

(e)	Includes some administrative delinquencies resolved subsequent to quarter end.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

						1Q09 Change vs.
	1Q09	4Q08	3Q08	2Q08	1Q08	4Q08	1Q08

Key Portfolio Details
Commercial (C&I & Other)
Period-end loans ($ millions)	$7,676	$7,806	$7,618	$7,721	$7,225	(2)%	6%

30+ Delinq. %	1.53%	.53%	1.15%	1.46%	.93%
NPL %	1.35	1.03	1.05	1.20	.64
Charge-offs % (qtr. annualized)	1.55	2.21	1.64	.84	.83

Allowance / Loans %	2.97%	2.46%	2.29%	1.90%	1.59%
Allowance / Charge-offs	1.89x	1.16x	1.41x	2.46x	2.31x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,938	$1,988	$2,038	$2,039	$1,982	(3)%	(2)%

30+ Delinq. %	4.23%	2.42%	3.47%	1.43%	.57%
NPL %	6.30	5.02	3.72	3.54	2.01
Charge-offs % (qtr. annualized)	3.36	2.73	.24	.63	1.94

Allowance / Loans %	5.21%	4.71%	3.73%	2.89%	2.47%
Allowance / Charge-offs	1.53x	1.70x	15.48x	4.82x	1.28x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$1,133	$1,288	$1,480	$1,739	$1,980	(12)%	(43)%

30+ Delinq. %	10.43%	3.74%	5.73%	6.36%	2.73%
NPL %	36.34	30.71	23.64	16.65	12.07
Charge-offs % (qtr. annualized)	18.10	15.79	11.95	6.23	5.93

Allowance / Loans %	8.59%	8.25%	7.55%	5.26%	3.64%
Allowance / Charge-offs	.44x	.49x	.58x	.76x	.58x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$7,609	$7,749	$7,830	$7,909	$7,964	(2)%	(4)%

30+ Delinq. %	2.01%	1.97%	1.49%	1.27%	1.55%
NPL %	.07	.07	.07	.09	.11
Charge-offs % (qtr. annualized)	2.38	1.81	1.41	1.78	.93

Allowance / Loans %	3.06%	2.35%	1.58%	1.70%	1.19%
Allowance / Charge-offs	1.27x	1.29x	1.12x	0.95x	1.28x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$773	$981	$1,202	$1,522	$1,815	(21)%	(57)%

30+ Delinq. %	2.82%	4.43%	4.92%	2.69%	2.67%
NPL %	55.19	43.03	28.94	17.61	11.01
Charge-offs % (qtr. annualized)	21.10	14.80	12.29	9.90	4.63

Allowance / Loans %	23.74%	20.44%	20.16%	7.75%	6.49%
Allowance / Charge-offs	0.99x	1.25x	1.46x	0.78x	1.33x

Permanent Mortgage
Period-end loans ($ millions)	$1,109	$1,127	$1,080	$1,004	$647	(2)%	71%

30+ Delinq. %	10.11%	6.94%	7.38%	6.36%	7.73%
NPL %	4.44	3.73	2.94	3.04	–
Charge-offs % (qtr. annualized)	3.47	.57	.22	1.15	.41

Allowance / Loans %	7.06%	4.76%	1.17%	1.24%	.20%
Allowance / Charge-offs	2.04x	8.59x	5.48x	1.12x	1.75x

Credit Card and Other
Period-end loans ($ millions)	$335	$339	$354	$291	$319	(1)%	5%

30+ Delinq. %	2.33%	2.47%	2.08%	2.11%	2.37%
NPL %	–	–	–	–	–
Charge-offs % (qtr. annualized)	4.81%	5.09%	5.30%	3.29%	5.14%

Allowance / Loans %	6.04%	6.35%	5.52%	5.43%	4.58%
Allowance / Charge-offs	1.26x	1.24x	1.06x	1.45x	.89x

NM — Not meaningful

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

Analysis of FAS 114 Loans, ORE, & NPL Rollforward Unaudited

($ in millions)

Commercial Portfolio
Reserves

	Reserves	Balances	%

FAS 114 Impaired Loans with Reserves	$5.8	$21.4	26.91%
FAS 114 Impaired Loans without Reserves	—	504.9	—
All Other Loans	420.3	10,242.6	4.10%

Total	$426.1	$10,768.9	3.96%

NRV Assessment of Commercial FAS 114 Impaired Assets with no Reserves

						Book Bal /
	#	Appraised Value	Legal Balance	Cumulative C/O	Book Balance	Appraised Val

FAS 114 Relationships with no Reserves	186	$837.2	$740.5	$235.7	$504.8	60.3%

ORE Inventory Rollforward

	1Q09	4Q08	3Q08	2Q08

Beginning ORE	$104.3	$115.5	$106.1	$83.7
- Dispositions	(6.6)	(33.0)	(28.2)	(12.9)
+ Additions	21.3	21.8	37.6	35.3

Ending ORE	$119.0	$104.3	$115.5	$106.1

NPL Rollforward (a)

	1Q09	4Q08	3Q08	2Q08

Beginning NPLs	$998	$854	$722	$501
+ Additions	316	393	356	365
+ Principal Increase	13	7	4	3
- Payments	(81)	(82)	(75)	(36)
- Charge-Offs	(149)	(150)	(122)	(86)
- Transfer to ORE	(33)	(18)	(30)	(24)
- Upgrade to Accrual	(1)	(6)	(1)	(1)

Ending NPLs	$1,064	$998	$854	$722

(a) Includes Commercial & One Time Close Portfolios only

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											1Q09 Change vs.
	1Q09		4Q08		3Q08		2Q08		1Q08		4Q08	1Q08

Total Regional Banking
Period-end loans ($ millions)	$10,727		$11,017		$11,008		$11,037		$10,803		(3)%	(1)%

30+ Delinq. %	1.87%		1.07%		1.45%		1.50%		1.23%
NPL %	1.80		1.49		1.21		1.04		.75
Charge-offs % (qtr. annualized)	2.23		2.34		1.07		1.23		1.16

Allowance / Loans %	3.25%		2.83%		2.45%		2.18%		1.71%
Allowance / Charge-offs	1.43	x	1.22	x	2.30	x	1.80	x	1.54	x

Key Portfolio Details

Commercial (C&I & Other)
Period-end loans ($ millions)	$5,855		$6,132		$6,064		$6,107		$6,134		(5)%	(5)%

30+ Delinq. %	1.56%		.54%		1.37%		1.40%		.98%
NPL %	1.33		1.18		1.09		.92		.62
Charge-offs % (qtr. annualized)	1.96		2.36		.96		1.03		.75

Allowance / Loans %	2.93%		2.34%		2.10%		1.92%		1.59%
Allowance / Charge-offs	1.46	x	1.01	x	2.21	x	1.98	x	2.29	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,438		$1,462		$1,504		$1,484		$1,365		(2)%	5%

30+ Delinq. %	2.82%		1.25%		1.21%		.99%		.52%
NPL %	3.57		2.31		1.73		1.60		1.42
Charge-offs % (qtr. annualized)	2.57		1.50		.07		.46		2.57

Allowance / Loans %	5.07%		4.70%		3.45%		2.80%		2.35%
Allowance / Charge-offs	1.94	x	3.09	x	49.80	x	6.68	x	.93	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$396		$435		$473		$528		$526		(9)%	(25)%

30+ Delinq. %	6.61%		4.97%		3.94%		5.43%		2.61%
NPL %	16.10		13.27		8.71		6.68		4.68
Charge-offs % (qtr. annualized)	8.81		9.97		4.55		2.02		2.30

Allowance / Loans %	10.19%		8.54%		8.52%		5.61%		3.92%
Allowance / Charge-offs	1.09	x	.83	x	1.75	x	2.93	x	1.65	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,696		$2,644		$2,606		$2,614		$2,486		2%	8%

30+ Delinq. %	1.32%		1.41%		1.32%		1.22%		1.83%
Charge-offs % (qtr. annualized)	1.45		1.23		.81		1.50		.76

Allowance / Loans %	1.79%		1.70%		1.26%		1.36%		.70%
Allowance / Charge-offs	1.24	x	1.40	x	1.57	x	.90	x	.92	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$342		$345		$361		$304		$293		(1)%	17%

30+ Delinq. %	1.83%		2.09%		1.66%		1.71%		1.89%
Charge-offs % (qtr. annualized)	3.48		4.04		4.69		2.37		4.69

Allowance / Loans %	4.56%		5.07%		5.31%		5.55%		4.43%
Allowance / Charge-offs	1.31	x	1.25	x	1.16	x	2.34	x	.95	x

NM — Not meaningful

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

ASSET QUALITY: NATIONAL SPECIALTY LENDING Quarterly, Unaudited

											1Q09 Change vs.
	1Q09		4Q08		3Q08		2Q08		1Q08		4Q08	1Q08

Total National Specialty Lending
Period-end loans ($ millions)	$7,143		$7,668		$8,058		$8,622		$9,114		(7)%	(22)%

30+ Delinq. %	4.49%		3.46%		3.67%		2.67%		1.85%
NPL %	11.84		10.88		8.92		6.76		4.75
Charge-offs % (qtr. annualized)	7.47		6.00		5.14		4.18		2.80

Allowance / Loans %	6.94%		5.82%		5.21%		3.33%		3.00%
Allowance / Charge-offs	.89	x	.95	x	.98	x	.77	x	1.05	x

Key Portfolio Details

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$341		$356		$378		$395		$428		(4)%	(20)%

30+ Delinq. %	9.03%		7.51%		13.37%		.80%		.55%
NPL %	20.52		18.22		12.77		12.15		4.65
Charge-offs % (qtr. annualized)	7.66		8.74		.91		1.43		.87

Allowance / Loans %	5.23%		4.67%		4.28%		2.63%		3.07%
Allowance / Charge-offs	.67	x	.50	x	4.53	x	1.72	x	3.67	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$682		$780		$927		$1,133		$1,363		(12)%	(50)%

30+ Delinq. %	12.47%		3.19%		5.05%		6.62%		2.78%
NPL %	48.91		40.97		32.03		22.02		15.36
Charge-offs % (qtr. annualized)	22.50		19.26		16.06		8.18		7.45

Allowance / Loans %	7.55%		8.03%		6.79%		4.90%		3.53%
Allowance / Charge-offs	.31	x	.38	x	.38	x	.50	x	.46	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$4,913		$5,105		$5,223		$5,295		$5,478		(4)%	(10)%

30+ Delinq. %	2.38%		2.26%		1.57%		1.30%		1.44%
NPL %	.10		.10		.11		.13		.12
Charge-offs % (qtr. annualized)	2.88		2.10		1.70		1.91		1.02

Allowance / Loans %	3.76%		2.68%		1.74%		1.84%		1.43%
Allowance / Charge-offs	1.28	x	1.26	x	1.01	x	.96	x	1.41	x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$773		$981		$1,202		$1,522		$1,815		(21)%	(57)%

30+ Delinq. %	2.82%		4.43%		4.92%		2.69%		2.67%
NPL %	55.19		43.03		28.94		17.61		11.01
Charge-offs % (qtr. annualized)	21.10		14.80		12.29		9.90		4.63

Allowance / Loans %	23.74%		20.44%		20.16%		7.75%		6.49%
Allowance / Charge-offs	0.99	x	1.25	x	1.46	x	.78	x	1.33	x

Permanent Mortgage
Period-end loans ($ millions)	$407		$417		$297		$249		n/a		(2)%	NM

30+ Delinq. %	15.72%		12.60%		18.39%		16.43%		n/a
NPL %	2.50		5.32		6.71		7.14		n/a
Charge-offs % (qtr. annualized)	.06		—		—		—		n/a

Allowance / Loans %	13.14%		6.13%		1.84%		2.38%		n/a
Allowance / Charge-offs	8.14	x	NM		—		—		n/a

Other Consumer
Period-end loans ($ millions)	$26		$29		$30		$28		$29		(10)%	(11)%

30+ Delinq. %	8.56%		8.14%		6.65%		6.39%		6.90%
NPL %	—		—		—		—		—
Charge-offs % (qtr. annualized)	15.27%		11.31%		11.66%		13.26		9.13

Allowance / Loans %	18.94%		13.87%		7.84%		4.06%		5.46%
Allowance / Charge-offs	1.16	x	1.22	x	.66	x	.31	x	.60	x

NM — Not meaningful

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

ASSET QUALITY: MORTGAGE BANKING & CAPITAL MARKETS Quarterly, Unaudited

											1Q09 Change vs.
	1Q09		4Q08		3Q08		2Q08		1Q08		4Q08	1Q08

Total Mortgage Banking
Period-end loans ($ millions)	$668		$674		$746		$715		$647		(1)%	3%

30+ Delinq. %	7.09%		3.63%		3.35%		2.88%		7.73%

Allowance / Loans %	3.67%		4.15%		.96%		.66%		.20%

Total Capital Markets
Period-end loans ($ millions)	$2,034		$1,918		$1,790		$1,851		$1,368		6%	49%

30+ Delinq. %	2.13%		.68%		1.45%		2.44%		.82%
NPL %	1.99		1.43		1.52		2.24		.95
Charge-offs % (qtr. annualized)	1.14		1.91		3.99		.03		1.23

Allowance / Loans %	3.54%		3.31%		3.56%		2.31%		1.78%
Allowance / Charge-offs	3.24	x	1.94	x	.91	x	93.74	x	1.44	x

NM — Not meaningful

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $7.7 Billion (37% of Total Loans)
-	Impacted by deterioration in economic conditions and impacts of housing market
-	Diverse and granular portfolio
-	Mostly relationship customers in TN and regional middle market lending efforts

Homebuilder Portfolio: $1.1 Billion (6% of Total Loans)
-	Loans to residential builders and developers
-	Performance under pressure from housing market (oversupply & lack of mortgage availability)
-	Most severe market conditions in Florida, California, Virginia/DC , Arizona, Maryland and Colorado
-	Condominium construction balances small ($158.6 million) but individual commitments tend to be larger
-	Managing existing relationships (shrinking business into 2009)
-	Devoting additional resources to manage problem loans
-	In early 2008 ceased originations for national CRE lending: wind-down portfolio

Top 10 States
	% OS	% NPL

TN	23.52%	14.36%
WA	10.34%	22.40%
FL	9.81%	59.37%
CA	6.57%	47.30%
NC	6.36%	19.09%
VA	4.62%	46.50%
TX	4.40%	16.37%
CO	3.94%	52.69%
MD	3.65%	47.49%
AZ	3.43%	52.89%
As of 3/31/09

Income CRE Portfolio: $1.9 Billion (9% of Total Loans)
-	Traditional commercial real estate construction and mini-permanent loans
-	Three-Fourths managed by Regional Banking segment (approx)
-	Less than 18% in national CRE business: wind-down portfolio (approx)
-	Performance showing spillover impact from housing market

Top 10 States
	% OS	% NPL

TN	43.19%	2.35%
NC	8.71%	9.95%
FL	7.90%	31.54%
GA	6.22%	0.43%
WA	3.83%	0.20%
TX	3.80%	0.00%
MS	3.72%	0.02%
AZ	2.84%	10.08%
SC	2.60%	0.00%
CA	2.15%	17.03%
As of 3/31/09

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $7.6 Billion (37% of Total Loans)
- Performance continues to show deterioration in Q1 primarily related to areas with significant home price depreciation.

- Geographically diverse
- Top States (TN= 33%, CA = 15%, VA = 4%, WA = 4%, MD = 4%, FL = 3%, GA = 3%)
- Strong borrower quality
- 735 avg. portfolio origination FICO; 730 avg. portfolio FICO (refreshed)
- Good collateral position
- High LTV loans managed through whole loan insurance

- 28% 1st lien and 72% second lien

- 86% of uninsured portfolio <90 CLTV

- 14% of uninsured portfolio is HLTV, 65% of which (or 8.6%) have FICO >700

- No longer originating loans >89.9% CLTV
- Good borrower capacity (37% avg. DTI)

- Primarily retail-sourced (85% retail)

- Mix of older vintage loans
- 50% originated prior to 2006

Top 10 States
	% OS	Del. %	C/O %

TN	33%	1.24%	1.06%
CA	15%	2.59%	3.51%
VA	4%	1.98%	3.10%
WA	4%	1.57%	2.53%
MD	4%	1.91%	2.56%
FL	3%	4.03%	5.38%
GA	3%	1.81%	3.77%
AZ	3%	4.94%	7.13%
PA	2%	1.26%	1.97%
NJ	2%	1.92%	1.43%
As of 3/31/09

Retail vs. Wholesale Originations
	% OS	Del. %	C/O %

Retail	85.50%	1.69%	2.05%
Wholesale	12.18%	4.36%	5.50%
Other	2.31%	1.77%	2.65%
As of 3/31/09

Portfolio Breakdown by LTV and FICO
	<=80%	80% - 90%	>90%
>=740	32.3%	14.2%	5.0%
720-739	7.1%	4.6%	1.9%
700-719	7.0%	4.3%	1.8%
660-699	7.8%	4.0%	3.1%
620-659	2.5%	1.4%	1.3%
<620	.8%	.3%	.4%
* excludes whole loan insurance
As of 3/31/09

	Balance	Origination Characteristics					QTD	YTD
Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %	NCO’s %
pre-2002	6%	76%	717	17%	50%	37%	1.96%	1.96%
2003	9%	73%	731	14%	38%	47%	1.33%	1.33%
2004	14%	79%	729	22%	26%	29%	2.08%	2.08%
2005	21%	80%	732	20%	20%	17%	3.13%	3.13%
2006	18%	77%	735	6%	25%	18%	3.51%	3.51%
2007	20%	79%	741	15%	27%	19%	2.50%	2.50%
2008	10%	76%	750	10%	70%	52%	1.73%	1.73%
2009	2%	71%	759	2%	84%	70%	.00%	.00%

Total	100%	78%	735	15%	33%	27%	2.38%	2.38%
* Correspondent and Wholesale

One-Time Close (OTC) Portfolio: $773 Million (4% of Total Loans)
-	Construction-to-perm loans with short duration

-	Performance under pressure from housing market, borrower stress and lack of product salability in the secondary market

-	Actively identifying and remediating problem accounts

-	Devoting additional resources to manage problem loans
-	In early 2008 ceased originations for national OTC lending: wind-down portfolio

Top 10 States
	% OS	% NPL

CA	30%	55%
UT	10%	76%
TX	10%	40%
FL	7%	97%
WA	7%	50%
ID	6%	86%
AZ	5%	72%
OR	4%	34%
MD	2%	69%
NC	2%	61%
As of 3/31/09

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading
Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.
Portfolio Reviews are conducted regularly to provide oversight of risk grading decisions for larger credits.
Watch List Process
For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.
Classified & Non-Accruals
When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits.
Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk or if the loans become 90 days or more past due.
Impairment Assessment
Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with SFAS 114 and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value.

One-Time Close (OTC) Loans
For OTC real estate construction loans, reserve levels are established based on portfolio modeling and monthly portfolio reviews conducted with business line managers and credit officers. The inherent risk in credits is examined and evaluated based on factors such as draw inactivity and borrower conditions, often recognizing problems prior to delinquency. In addition, OTC loans that reach 90 days past due are placed on non-accrual. A new appraisal is ordered for loans that reach 90 days past due or are classified as substandard during the monthly portfolio review. Loans are initially written down to current appraised value. Loans are then assessed for charge down again when they reach 180 days past due, and again when they are taken into OREO.

Home Equity Loans & Lines
For home equity loans and lines, reserve levels are established through the use of several models that look at historical losses, cumulative vintage performance, and roll rates. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged-off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write down to appraised value.

GLOSSARY OF TERMS

Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.
Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.
FAS 91 Fee Deferral: The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value. For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.
FAS 91 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.
FAS 114 Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring. These loans are generally written down to an estimate of collateral value less cost to sell.
Final Inspection Fee: A fee charged to the borrower to inspect a property.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.
Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / Loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

First Horizon National Corporation First Quarter 2009 Earnings April 17, 2009

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the Appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe" "expect" "anticipate" "intend" "estimate" "should" "is likely" "will" "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

Financial Highlights: First Quarter 2009 Earnings per share of $(0.39) Net loss of $(83) million Includes $(15) million impact of TARP CPP preferred Loan loss reserve built by $92 million to 4.57% of total loans Solid financial performance with pretax, pre-provision income1 of $187 million, an annualized 2.49% PTPP ROA2 Net interest margin stabilizing at 2.89%, down 7 bps linked quarter NPLs up $79 million or 8% linked-quarter, the smallest rate of growth in 8 quarters Capital ratios remain strong Tier I at 15.0%3 TCE/TA at 7.1%3 1Pretax, pre-provision is a non-GAAP number and is pretax income excluding provision. Pretax loss was $(113)mm and provision was $300mm at 1Q09. 2PTPP ROA is a non-GAAP number and the reconciliation is available on page 28. 3Current quarter is estimate.

Significant Strategic Progress in First Quarter 2009

Ability To Execute	Reducing Balance Sheet Risk	▪ Total assets stable at $31.2B (higher Fed balances offset other declines); RWA declined by $0.4B ▪ Reduced national lending portfolios by $0.5B ▪ Reduced mortgage servicing by ~$4B; additional $14B sale completed on April 1
	Proactive on Asset Quality	▪ Rate of NPL and NPA growth slowed to 8% ▪ Charge-offs at expected level of $208mm in 1Q09 ▪ Increased reserves/loans to 4.57%
Industry-Leading Strengths	Strong Capital Position	▪ Tier 1 ratio steady at 15.0%[1] in 1Q09 ▪ TCE/TA at 7.1%[1] in 1Q09 (~20bps impact from $900mm of excess Fed balances) ▪ TCE + Reserves / RWA improved to 12.6%[1]
	Solid Liquidity Position	▪ Retired $600mm of debt in 1Q09 ▪ Core deposits up ~$500mm or 4% linked-quarter ▪ Sources of excess liquidity estimated at $7B
Attractive Growth Opportunities	Strong Regional Banking Franchise	▪ Core deposit growth of 3% linked-quarter ▪ Increased consumer and commercial deposits, including net checking account growth ▪ NIM nearing cyclical low ▪ Continued attention to efficiency & productivity
	Focused Capital Markets Business	▪ 2nd straight record quarter with $240mm revenues ▪ Strong fixed income distribution platform with diverse product offering ▪ More than 6,000 depositories and total return clients ▪ Positioned to benefit from current market conditions

FIRST HORIZON NATIONAL CORPORATION

[1]*Current quarter is estimate*

4

Actively Lending in Core Banking Franchise Facilitating lending to consumers Made roughly 2,700 new and renewed lending commitments totaling $239 million in 1Q09 Originated over 2,300 mortgage loans totaling $409 million in 1Q09 Facilitating lending to small businesses & commercial clients Originated new and renewed loans of $244 million in 1Q091 Significant new and renewed lending relationships1 Supported customers through commitment of balance sheet Improving infrastructure and productivity to increase lending capacity Consumer Lending Transformation Streamlining centralized operations as well as consolidating processing and underwriting Shortened approval turnaround time on loan closings Commercial Lending Transformation Streamlining workflows and standards Increasing Relationship Manager's time with clients and prospects 1Includes new loans to existing customers

Asset Quality

21% Asset Quality Overview Net charge-offs totaled $208 million, annualized 3.97% of loans1 9% increase ($17mm) smallest in 7 quarters Reserves increased $92 million to $941 million, 4.57% of loans1 Reserve build similar to 4Q08 Expected reserve increase in home equity and perm mortgage Somewhat higher than expected for OTC and commercial NPL & NPA growth of 8% linked-quarter, rate of growth slowing compared to prior quarters 8% NPL increase of $79mm reflects smallest increase in 8 quarters 1Asset quality ratios as of 1Q09 2Includes Commercial & One Time Close Portfolios only NPL Flows-Moderating Additions2 NPL & NCO Growth Moderating 1Q08 2Q08 3Q08 4Q08 1Q09 Net Charge-Offs 99.138 127.672 154.693 191.246 208.278 NPLs 537.252 770.018 899.976 1053.648 1132.712 17% 17% 43% 8% 29% 24% 9% NPLs at 3/31/09 OTC & ResCRE 73 Remaining Market 27 OTC & National Res CRE 73% Other 27%

Home Equity Portfolio 30+ Delinquency: National vs. Regional1 Net-Charge Offs2 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Regional Banking 0.52 0.004 0.0064 0.0076 0.015 0.0081 0.0123 0.0145 National Specialty 0.74 0.0034 0.0062 0.0102 0.0191 0.017 0.021 0.0288 <=2002 2003 2004 2005 2006 2007 2008 2009 O/S % 0.059 0.091 0.138 0.214 0.176 0.202 0.097 0.023 1Q09 NCOs % 0.047 0.049 0.116 0.269 0.249 0.203 0.068 0 WA Age 91 69 56 44 33 21 10 1 Vintage Mix 1Q08 2Q08 3Q08 4Q08 1Q09 Period End Balance 5385.04 5263.97 5140.65 5044.12 4856.63 Constant Pre-Payment Rate (right axis) 0.16 0.15 0.11 0.09 0.15 National Portfolio Run-Off 30 Day Del. 1/8/2008 2/8/2008 3/8/2008 4/8/2008 5/8/2008 6/8/2008 7/8/2008 8/8/2008 9/8/2008 10/8/2008 11/8/2008 12/8/2008 1/1/2009 2/1/2009 3/1/2009 Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 National Specialty 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Industry = 13.00% 1Source: McDash industry data as of February 2009. FHN data excludes FHB. 2Net Charge-Offs are annualized 91 Weighted Average Age in Months 69 56 44 33 21 10

One-Time Close and Permanent Mortgage Portfolios 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 OTC Commitments 3.4 3 2.6 2 1.5 1.3 1 OTC Balances 2.2 2 1.8 1.5 1.2 0.981 0.773 57% One-Time Close Permanent Mortgage 1Q08 2Q08 3Q08 4Q08 1Q09 Perm Mortgage Balances 647 1004 1080 1127 1109 Charge-Offs 0.663175 2.8865 0.594 1.605975 9.620575 OTC balances down another $208mm in Q1; balances expected to decline throughout 2009 Completed loans either paid off, modified to the permanent mortgage portfolio, or managed as problem assets Payoffs remain significant; modifications to perm portfolio have slowed Loans modifying into perm portfolio decreasing quarterly $1.1B in balances; heterogeneous pools, varying performance Reserves and charge offs rising as LOCOM on certain loans previously transferred from held- for-sale is depleted Charge-Offs $mm

10 Residential CRE and Income CRE Portfolios 1Q08 2Q08 3Q08 4Q08 1Q09 Regional Bank 0.526 0.528 0.473 0.435 0.396 National 1.4 1.1 0.927 0.78 0.682 NPLs as % of portfolio 0.1207 0.1665 0.2364 0.3071 0.3634 Res CRE 1Q08 2Q08 3Q08 4Q08 1Q09 Regional Bank 1.365 1.484 1.504 1.462 1.438 National 0.428 0.395 0.378 0.356 0.341 NPL as % of portfolio 0.0201 0.0354 0.0372 0.0502 0.063 Income CRE National balances down 12% in 1Q09, down 52% since announced wind-down National commitments down 12% or $125mm in 1Q09; down 61% or $1.4B since wind-down announced January 2008 Metrics continue deterioration due to market stress and wind-down nature of portfolio Reserves down $9mm in 1Q09 Reflects benefits of proactive problem loan identification as well as wind-down nature Majority of approximate $2B portfolio originated by Regional Banking (17% national segment) Diversified by product type and geography, no tenant concentration Stressed economic conditions driving deterioration in portfolio performance Reserve increase due to grade migration in 1Q09 Regional Bank National NPLs as % of portfolio

C&I Portfolio Performance Bank Exposure1 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 30+ Delq. 0.52 0.005 0.0093 0.0146 0.0115 0.0053 0.0153 Net Charge-Offs (Ann.) 0.74 0.002 0.0083 0.0084 0.0164 0.0221 0.0155 NPLs 0.0064 0.012 0.0105 0.0103 0.0135 Largely TN portfolio, diversified by industry Balances of $7.7B at 1Q09 NCOs at $30mm in 1Q09 Less than 4Q08's $41mm as expected Expect modest increase in quarterly rate throughout remainder of 2009 Ongoing, proactive reviews of portfolio continue in order to appropriately manage the portfolio in a stressed environment TRUPs and other bank related balances of ~$800mm at 1Q09 39 bank TRUPs with $8mm average size Solid banks overall: avg. Tier 1 ratio2 = 10.7%, avg. Leverage ratio2 = 8.8% 54% are TARP CPP participants2 Two elected interest deferral to date ($17.5mm total) Other BHC/BHC stock secured Graded individually quarterly with reserves adjusted as profile requires C&I Insurance TRUPs Bank TRUPs Other Bank Related Balances 7676 164.3 305.4 300.6 Total C&I $7.7B Insurance TRUPS $0.2B Bank TRUPS $0.3B Other Bank related balances $0.3B 1Outstanding balances as 3/31/09 2Measures are weighted averages by funded balances

Trends generally consistent with previously communicated expectations Actual 1Q09 vs. 1H09 expectation Charge-offs as expected Reserve growth due largely to revised OTC inherent loss estimate, updated commercial loss factors Credit Expectations and Risks Summary 2Other includes permanent mortgage, other consumer, and credit card

Financial Results

14 Consolidated Financial Results Solid pretax, pre-provision income1 of $187mm 2.49% annualized PTPP ROA Revenues up 11% linked-quarter NII down 4% or $8mm linked-quarter Asset contraction from national lending wind-down NIM compression from falling short term rates Fees up 21% or $71mm linked-quarter Record fixed income sales Mortgage originations, MSR hedge results Expenses up 21% or $72mm linked-quarter Capital Markets production Environmental: foreclosure, FDIC, deferred comp Life insurance reserve adjustment Seasonality Provision of $300mm exceeded $208mm in net charge-offs ($92mm reserve build) Reserve increased to 4.57%2 of total loans Period-end shares increased to 212mm2 Prior quarters restated to reflect stock dividend Adoption of SFAS 160 Net loss attributable to non-controlling interests: preferred dividends previously reported in NIOE Numbers may not add to total due to rounding 1Pretax, pre-provision is a non-GAAP number and is pretax income excluding provision. 2 At 3/31/09

1Q08 2Q08 3Q08 4Q08 1Q09 Core Deposits 13.965 13.141 12.308 12.86 13.326 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Consolidated NIM 0.0284 0.0279 0.0287 0.0277 0.0281 0.0301 0.0301 0.0296 0.0289 Reducing Balance Sheet Risk, Growing Deposits Consolidated Net Interest Margin 1Q09 compression from impact of falling short term rates on deposits Excess Fed balances: ~(6bps) in 1Q09 Successful step-down of 4Q08 promotional deposit rates Widening spreads on new loans NIM expected to expand over remainder of 2009 Numbers may not add to total due to rounding 1Includes divestiture balances. Mortgage I/O assets included in Trading Securities. Mortgage hedge assets and included in Other. 2Includes excess Fed balances of ~$900mm at 3/31/09. Core Deposits P/E 4% Assets +$1.0 Billion

Strong Fee Income Driven by Core Business 1Excludes national specialty segment and corporate fee income 1Q08 2Q08 3Q08 4Q08 1Q09 Regional Banking 87204 92684 88033 82720 76289 Capital Markets 133905 124632 98514 177285 216690 Mortgage/Other 162021 182701 118837 76667 114892 Fee Income by Businesses Line1 13% Fees up 21% or $72mm linked-quarter Fees from core businesses up 13% linked- quarter and 33% from last year Capital Markets achieved record fixed income sales Strong distribution capabilities Market conditions (volatility, liquidity) Diverse product offering Seasonal, economic factors adversely impacting banking fees Mortgage fees benefiting from continued favorable hedging conditions Also, increased origination activity in TN

Continued Focus on Efficiency and Productivity 1Q08 2Q08 3Q08 4Q08 1Q09 Regional Banking 151 149 158 168 174 Capital Markets 116 100 87 115 152 Mortgage/Other 167 214 154 62 92 Headcount 1Excludes national specialty segment and corporate fee income 1Q09 expenses up $72mm linked-quarter Production-based variable compensation Includes credit costs, FDIC insurance adjustment, seasonality, Visa litigation reversal in 4Q08 Base salaries down $5mm linked-quarter Continued emphasis on driving down efficiency ratio through productivity, fixed cost reduction Expenses 1Q08 2Q08 3Q08 4Q08 1Q09 Core Businesses 6030 6023 5768 5842 5830 Wind-Down Business 3680 3363 428 253 203 9711 9711 9386 6195 6095 6033 Total headcount down 1% linked-quarter Core businesses areas headcount down 3% YoY and slightly linked-quarter Includes Regional Banking, Capital Markets, Corporate and service providers

Segment Results: Regional Banking Strong linked-quarter core deposit growth of 3% Target client wallet share focus Promotion balance retention Net checking growth NIM decreased 33 bps in 1Q09 Full effect of 4Q08 Fed rate moves Transfer pricing impact, offset in Corporate Improving new loan spreads Expenses up linked-quarter, though headcount declined Environmental costs: credit, FDIC Life insurance Seasonality Pretax, pre-provision income1 of $9mm Continued elevated provision drove pretax loss of $89mm Numbers may not add to total due to rounding 1Pretax, pre-provision is a non-GAAP number and is pretax income excluding provision.

Segment Results: Capital Markets Pretax income of $74 million Record fixed income revenues, up $40 million linked quarter Strong distribution capabilities Market conditions (volatility, liquidity) Diverse product offering Expense increase due to increase in production Modest provision increase of $6mm from 4Q08 Continued management of balance sheet usage from trading inventory Trading desk procures inventory principally for sale to customers Benefit of strong distribution network Numbers may not add to total due to rounding 1Pretax, pre-provision is a non-GAAP number and is pretax income excluding provision

Liquidity and Capital Remain Strong 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 4Q08 Peer Median Tangible Common Equity 0.0623 0.0629 0.085 0.0885 0.0897 0.0884 0.0628 Reserves 0.0113 0.0163 0.0199 0.0288 0.0337 0.038 0.0149 TCE+Res / RWA 0.0736 0.0791 0.105 0.1173 0.1234 0.1264 0.0777 Numbers may not add to total due to rounding 11Q09 ratios estimated at 3/31/09. Peer median includes Top 50 banks at 4Q08. 2Excluding Securities Sold Repos, Trading Liabilities and sub-debt and other collateralized borrowings of $4.0B 1 TCE + Reserves / RWA 7.9% 12.3% 12.6% 7.8% Liquidity Wholesale Funding2-PE Balances Capital Ratios 1Q09 TCE/TA: ~(20)bps impact from ~$900mm excess Fed balances 1 Continued strong core deposit growth Asset reductions, deposit growth offsetting debt maturities Retired ~$600mm of debt in 1Q09 Sources of excess liquidity at ~$7B ~2X net funding needs of our business Wholesale funding in non-credit sensitive sources 1

Summary & Outlook Solid earnings power from core franchises, opportunity for improvement NIM stabilizing and expected to improve Strong core deposit growth in Regional Banking Capital Markets distribution model benefiting from environment Meaningful efficiency and productivity opportunities Flattening NPLs, charge-offs growth reflect proactive approach on asset quality Further de-risking of balance sheet through national wind-down Significant loan loss reserves Capital and liquidity remain strong

Appendix

Credit Quality Majority of credit deterioration observed in National Specialty Lending portfolios Remainder of portfolio showing some deterioration related to general economic conditions Substantially all of our impaired assets greater than $1mm are considered collateral- dependent and written-down to net realizable values Numbers may not add to total due to rounding

1st Lien 2nd Lien Lien Position 0.0133 0.0228 Retail Non-Retail Channel Mix 0.0205 0.0504 Portfolio Characteristics Home Equity - Differentiated Portfolio Characteristics 30+ Delinquency: Key Drivers 86% 14% % of portfolio 28% 72% % of portfolio FICO Score Channel Lien Position Geographic Distribution >=740 720-739 700-719 660-699 <660 FICO Score (Refreshed) 0.0081 0.0199 0.0254 0.0339 0.0554 % of portfolio 50% 14% 13% 15% 9% First Second Total Balance $2.1B $5.5B $7.6B Original FICO 734 736 735 Original CLTV 70% 80% 78% Full Doc 77% 69% 71% Owner Occupied 85% 96% 93% HELOCs $0.7B $3.7B $4.5B Weighted Avg. HELOC Utilization 50% 58% 56% TN 0.33 CA 0.15 VA 0.04 WA 0.04 MD 0.04 FL 0.03 GA 0.03 AZ 0.03 PA 0.02 NJ 0.02 Other 0.37

Income CRE Portfolio Traditional commercial real estate construction and mini-permanent loans Balances of $2B at 1Q09 Three-fourths managed in regional banking Housing market and broader economic conditions impacting performance of portfolio TN 0.432 NC 0.087 FL 0.079 GA 0.062 TX 0.038 MS 0.037 WA 0.038 Other 0.226 Retail Multi-Family Office Land Other Industrial Hospitality Income CRE by balances 0.219 0.182 0.142 0.157 0.133 0.099 0.068 Construction Land Mini-Perm/Non-Construction Property Type 0.23 0.16 0.62 Portfolio Characteristics Performance Geography1 Collateral Type1 Loan Type1 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 30+ Delq. 0.52 0.0196 0.0057 0.0143 0.0347 0.0242 0.0423 Net Charge-Offs (ann.) 0.74 0.0013 0.0194 0.0063 0.0024 0.0273 0.0336 1As of 3/31/09 Construction 23% Land 16%% Mini-Perm/ Construction 61%

Appraised Value Pre-Charge Down Balance Cumulative Charge Down Book Balance (3/31/09) East 837.2 740.5 504.8 504.8 235.7 Problem Loans Written Down to Realizable Values, Reserves Largely for Performing Credits FAS 114 Charge-Downs1 Commercial Loan Reserves 837 741 505 32% write-down (237) 60% of appraised value Generally, classified non-accrual loans over $1mm are assessed for impairment in accordance with FAS-114 Commercial loans typically charged-down to net realizable value rather than holding reserves OTC loans: loans 90 DPD or classified substandard initially written-down to current (new) appraised value then written down again at 180 DPD and when taken into ORE to a percentage of appraisal 1 Approximation based on appraisals

Rate of NPA growth continues to slow Inflows into NPL slowed in 1Q09 while outflows remained steady Resolutions continuing in-line with carrying values 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 NPLs 208.3 307.1 537.3 770 900 1054.4 1132.7 ORE 60 85.3 83.7 106.1 115.5 103.6 119 Problem Loans - Inflows Declining, Resolutions Steady ORE Flows NPL Flows1 Non-Performing Assets 1Includes Commercial & One Time Close Portfolios only 43% 16% 14% 8%

Reconciliation to GAAP Financials Slide 3 uses non-GAAP information of pretax, pre-provision earnings ROA. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.